Exhibit 10.1

Frame Development and Purchase Agreement

between

MTU Friedrichshafen GmbH

Maybachplatz 1

88045 Friedrichshafen, Germany

- hereinafter referred to as "MTU" -

and

L'Orange GmbH

Porschestr. 8, 70435 Stuttgart

Germany

- hereinafter referred to as "L'Orange" -

- L'Orange and MTU hereinafter referred to individually
as a "Party" or collectively as the "Parties" -

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.	DEFINITIONS	3
2.	SCOPE OF THE AGREEMENT	9
3.	PRODUCT DEVELOPMENT AND MANUFACTURING	9
4.	PURCHASE AND SUPPLY OF PRODUCTS AND SERVICES	14
5.	CAPACITY, FORECAST, ORDER PROCESS	17
6.	CHANGE REQUEST FOR PRODUCTS	19
7.	TERMS OF DELIVERY	20
8.	PACKAGING REQUIREMENTS	20
9.	DELAY	21
10.	QUALITY OF PRODUCTS, CLAIMS FOR DEFECTS	21
11.	LIMITATION OF LIABILITY	23
12.	QUALITY ASSURANCE	24
13.	PRODUCT RECALL	24
14.	[***] AND COMPONENT SUPPLIES	25
15.	SPARE PARTS	26
16.	PRICES, INVOICES, PAYMENT AND ADJUSTMENTS	27
17.	OFFSET AGREEMENTS	28
18.	COMPLIANCE, ENVIRONMENTAL PROTECTION	29
19.	EXPORT CONTROL AND FOREIGN TRADE DATA REGULATIONS	29
20.	CODE OF CONDUCT	30
21.	ANTI-BRIBERY AND CORRUPTION	30
22.	INSURANCE	31
23.	AUDIT	32
24.	CONFIDENTIALITY AND PUBLICATIONS	32
25.	[***], FORCE MAJEURE	34
26.	TERM AND TERMINATION	34
27.	COMPETITOR CHANGE IN CONTROL	36
28.	DISPUTE RESOLUTION	37
29.	MISCELLANEOUS	38

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Preamble

(A)    MTU is one of the world’s leading manufacturers of large diesel and gas engines and complete propulsion systems.

(B)    L'Orange develops and manufactures fuel injection technology systems to be used in diesel and gas engines.

(C)    Pursuant to a share purchase agreement between, among others, MTU and Woodward Aken GmbH, notarial deed no. 223/2018 of the notary public Dr. Oliver Habighorst, Frankfurt am Main, dated 8 April 2018, MTU sold and Woodward Aken GmbH purchased all of the shares in L'Orange ("Transaction"). Notwithstanding closing of the Transaction, the Parties intend to continue their close and mutually beneficial business partnership whereby L’Orange develops, manufactures, sells and delivers to MTU systems, products and/or components in accordance with the terms of this Agreement.

(D)    MTU’s objectives of obtaining high quality products and services under this Agreement in a cost effective and timely manner are hereby acknowledged by L’Orange.

(E)    L'Orange's objectives of obtaining long-term development and purchase commitments with respect to fuel injection technology systems to be used in diesel and gas engines by MTU and its Affiliates are hereby acknowledged by MTU.

Now therefore,  the Parties enter into this Frame Development and Purchase Agreement.

1.    Definitions

1.1    "ABC Legislation" shall mean:

1.1.1    in respect to each Party, any legislation enacted in the country in which it is incorporated or carries out business, or in any other jurisdiction where the Agreement is performed, to enforce or implement either the United Nations Convention Against Corruption (being the subject of General Resolution 58/4 of 31 October 2003 of the General Assembly of the United Nations) or the OECD Convention on combating Bribery of Foreign Public Officials in International Business Transactions adopted on 21 November 1997; and

1.1.2    the United Kingdom Proceeds of Crime Act 2002, the United Kingdom Bribery Act 2010 and the United States Foreign Corrupt Practices Act 1977 (15 U.S.C. Section 78dd-1, et. Seq.) as amended, the German Money Laundering Act and

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

any other legislation relating to anti-bribery, corruption and anti-money laundering matters applicable to this agreement.

1.2    [***] shall have the meaning set out in Section 16.4.2;

1.3    "Adjustment Period" shall have the meaning set out in Section 16.4.2;

1.4    "Affiliate" shall mean, in relation to any Person, any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with, such Person, provided, however, that for the purpose of this Agreement, Bergen Engines AS, Hordvikneset 125, NO-5108 Hordvik, Norway, shall not be considered an Affiliate of MTU; for the avoidance of doubt, any joint venture of MTU or its Affiliates shall be considered an Affiliate within the meaning of this definition;

1.5    "Aftermarket" shall mean the secondary market of the medium and high speed reciprocating fueled products industry, concerned with the installation, maintenance and support of equipment, as well as [***], after the sale of the MTU products by or on behalf of MTU and/or its Affiliate as the original equipment manufacturer (OEM) to its customers;

1.6    [***];

1.7    "Agreement" shall mean this Frame Development and Purchase Agreement;

1.8    "Agreed Performance Standard" shall have the meaning as set out in Section 29.1.2;

1.9    "Background IP" shall have the meaning as set out in Section 3.5.3;

1.10    "Baseline Performance Standard"  shall have the meaning as set out in Section 29.1.2;

1.11    "Breakthrough Foreground IP" shall mean Foreground IP that substantively contributes to a material improvement in one or more product attributes including injection volumes, multiple injection characteristics, injection pressures, injection quality control systems, and needle opening and closing, but not including cost attributes;

1.12    "Bid Summary" shall have the meaning as set out in Section 3.1.3(iii);

1.13    "Code of Conduct" shall have the meaning as set out in Section 20.1;

1.14    "Competitor" shall mean any direct competitor of MTU, any Affiliate of such direct competitor and/or its or their joint ventures.

1.15    "Competitor Change in Control" shall mean [***].

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

For the avoidance of doubt, a Competitor Change in Control shall not include such changes listed above that relate to a change in control of Woodward, Inc.

1.16    "Confidential Information" shall have the meaning as set out in Section 24.1;

1.17    "Contractual Services" shall mean Product manufacturing, sale and delivery including Development Services;

1.18    "Control" of a Person shall mean the power, directly or indirectly:

1.18.1    to vote 50% (fifty percent) or more of the securities having ordinary voting power of that Person;

1.18.2    to appoint or remove 50% (fifty percent) or more of the directors (or persons performing similar functions) of such Person; or

1.18.3    to direct or cause the direction of the management and policies of such Person, in each case whether by contract or otherwise,

and "Controls" and "Controlled" shall be interpreted accordingly;

1.19    "Current Exclusive Rights Products" shall mean any Products supplied, or as of the Effective Date intended to be supplied, by L'Orange to MTU or its Affiliates for application on any MTU Engine existing as of the Effective Date;

1.20    "Disclosing Party" shall have the meaning as set out in Section 24.1;

1.21    "Dispute" shall have the meaning as set out in Section 28.1;

1.22    "Development Contract" shall have the meaning as set out in Section 4.1.2;

1.23    "Development Order"  shall have the meaning as set out in Section 4.1.2;

1.24    "Development Results" shall have the meaning as set out in Section 3.2.3;

1.25    "Development Services" shall have the meaning as set out in Section 3.1.1;

1.26    "Effective Date" shall have the meaning as set out in Section 26.1;

1.27    "End Product" shall mean the product into which the MTU Engine is implemented into and that is sold to the end customer;

1.28    [***];

1.29    "Foreground IP" shall have the meaning as set out in Section 3.5.1;

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.30    "Foreign Trade Regulations" shall have the meaning as set out in Section 19.1;

1.31    "Future MTU Engines" shall have the meaning as set out in Section 3.1.1;

1.32    [***];

1.33    [***];

1.34    "Government Authority" shall mean any (a) nation, region, state, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (d) multinational organisation or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature;

1.35    "Government Official" shall mean any person who would constitute a:

1.35.1    "foreign public official" as defined in the United Kingdom Bribery Act 2010; or

1.35.2    "foreign official" as defined in the United States Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. Seq.), as amended.

1.36    "Guarantees" shall have the meaning as set out in Section 29.1;

1.37    "Intellectual Property Rights" shall mean all rights in and to all patents, utility models inventions and improvements or discoveries, copyrights, trade secrets, design rights and Know-How;

1.38    "KCDs" shall have the meaning as set out in Section 4.1.5;

1.39    "Know-How" shall mean non-patented, practical information resulting from knowledge, experience or testing which is secret, not generally known or easily accessible, and substantial, including but not limited to information contained in drawings and associated technical information, plans, descriptions, process data, test reports, projects schedules and other technical information;

1.40    "KPIs" shall have the meaning as set out in Section 4.2.2;

1.41    "Liability Cap" shall have the meaning as set out in Section 11.1;

1.42    "Losses" shall have the meaning as set out in Section 3.6;

1.43    [***];

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.44    "Management Board" shall have the meaning as set out in Section 28.2;

1.45    "Minimum Term" shall have the meaning as set out in Section 26.2;

1.46    "MRF" or "Monthly Rolling Forecast" shall have the meaning as set out in Section 5.1.1;

1.47    "MTU Claim Basis" shall have the meaning as set out in Section 29.1;

1.48    "MTU Engines" shall mean medium and high speed reciprocating diesel, gas and dual fueled engines by MTU or its Affiliates;

1.49    "New Agreement" shall have the meaning as set out in Section 27.1.1(i);

1.50    [***] shall mean:

1.50.1    any New Products for any application on any Future MTU Engine that is or has come into development by MTU at any time prior to the [***] year anniversary following the Effective Date and is

(i)    [***];

(ii)    [***]; or

(iii)    [***]; and

1.50.2    [***].

1.51    "New Products” shall have the meaning as set out in Section 3.1.1;

1.52    "Order" shall have the meaning as set out in Section 4.1.2;

1.53    "Other New Products" shall mean all New Products that are not [***];

1.54    "Person" shall mean an individual or an entity, including a company, corporation, limited liability company, limited liability partnership, general or limited partnership, consortium, joint venture, trust, association or other business or investment entity, or any Government Authority;

1.55    "Plant" shall mean the plant operated by L'Orange at Rudolf-L'Orange-Straße 1, 72293 Glatten, Germany;

1.56    "Product Prices" shall have the meaning as set out in Section 16.1.1;

1.57    [***];

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.58    "Product Specifications" shall have the meaning as set out in Section 4.1.1;

1.59    "Products"  shall mean any gaseous and liquid fuel injection systems, injectors, pumps and other associated parts and components, as specified and defined through its respective fit, form and function, being Current Exclusive Rights Products and New Products that are supplied or to be supplied by L'Orange under this Agreement;

1.60    "Purchase Contract" shall have the meaning as set out in Section 4.1.2;

1.61    "Purchase Orders" shall have the meaning as set out in Section 4.1.2;

1.62    "Receiving Party" shall have the meaning as set out in Section 24.1;

1.63    "Release Schedule" shall have the meaning as set out in Section 3.2.2;

1.64    [***];

1.65    [***];

1.66    [***];

1.67    "Representative" shall in respect of a Person mean:

1.67.1    the Affiliates of that Person; and

1.67.2    the directors, officers, employees, temporarily contracted personnel, agents, contractors and subcontractors of that Person or of any Affiliate of that Person.

1.68    "Revised Bid"  shall have the meaning as set out in Section 3.1.3(iii);

1.69    "Series [***]"  shall mean the next generation (as may be renamed from time to time) of [***];

1.70    "SPA" shall have the meaning as set out in Section 26.1;

1.71    "Specified Product Issues" shall have the meaning as set out in the SPA;

1.72    "Superior Proposal" shall have the meaning as set out in Section 3.1.3(iii);

1.73    [***] shall have the meaning set out in Section 16.4.1;

1.74    "Transaction" shall have the meaning as set out in the Preamble;

1.75    "TSA" shall mean the Transitional Services Agreement between, among others Rolls-Royce Power Systems AG, MTU and L'Orange dated 1 June 2018; and

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.76    "Working Day" shall mean any day other than (i) Saturday, (ii) Sunday or (iii) a bank holiday at MTU's seat or at the Plant.

2.    Scope of the Agreement

This Agreement sets forth terms and conditions for the delivery of the Products by L'Orange to MTU and/or its Affiliates and for the associated exclusivity rights as well as for the development of New Products and for the associated tender and/or exclusivity rights.

3.    Product Development and Manufacturing

3.1    Development of New Products

3.1.1    From time to time, MTU will develop new MTU Engines ("Future MTU Engines") which will require, among other components, complementary fuel injection systems. In such circumstances, MTU shall invite L’Orange to – depending on the category of such new fuel injection product assigned to it by this Agreement – either submit an offer or participate in a tender process, as described below, for services relating to the development ("Development Services") of such fuel injection products to be introduced after the Effective Date and to be used in Future MTU Engines (all such fuel injection products for Future MTU Engines, "New Products"). For the avoidance of doubt, Future MTU Engines shall also include MTU Engines which are in development at the time of Effective Date.

3.1.2    With regard to [***], MTU shall invite L’Orange to, and L'Orange shall, submit a qualified offer (qualifiziertes Angebot) for the Development Services. The Parties shall negotiate and agree in good faith on the terms (including the price) of the Development Services. If the Parties cannot agree on the price for such Development Services, L'Orange will determine the price based on its standard development pricing schedules and allocated resources and time, consistent with past practices. MTU shall be entitled to review the underlying basis for the price determination via an audit in accordance with Section 23. In the event the audit does not confirm a reasonable price determination by L'Orange, Section 28.6 shall apply.

3.1.3    With regard to Other New Products, MTU shall invite L’Orange, and L'Orange shall be entitled, to participate in a tender process as set out below.

(i)    Following an invitation to participate in a tender, L'Orange may submit a qualified offer (qualifiziertes Angebot) for the Development Services.

(ii)    Except as provided under Section 3.1.3(iii), MTU shall be free to award Development Services relating to Other New Products to the party that

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

submitted the best bid. If MTU awards the tender to L'Orange, MTU shall source such Other New Product exclusively from L'Orange in accordance with Section 4.1.4, unless provided otherwise in this Agreement.

(iii)    [***].

3.1.4    The Development Services will be conducted in accordance with the specifications provided by MTU, be state of the art (Stand der Technik) and, unless otherwise specified in this Section 3, be in line with the provisions of the development terms and process set out by the Parties. The Parties will agree on the exact scope and time schedule for the Development Services separately.

3.2    Release and Acceptance of New Products

3.2.1    Each New Product shall be released by L'Orange and accepted by MTU in accordance with the provisions herein.

3.2.2    The Parties shall agree in writing on a release schedule ("Release Schedule") for the release of each New Product containing milestones, necessary tests, inspections as well as other procedures to be conducted by the Parties in order to ensure that New Products conform with the agreed design specifications. The deliverables shall be specified for each milestone.

3.2.3    L'Orange will present MTU with the results of the Development Services ("Development Results") for final inspection and approval in due time so that the Release Schedule can be met. If the Development Results meet the agreed design specifications, MTU will notify L’Orange of the same in writing, in which case L’Orange shall declare the series release of the New Product. If MTU accepts the Development Results with reservations as to any reasonable determination that the agreed design specifications have not been met, MTU will notify L’Orange of the same in writing, following which L'Orange shall remedy the Development Results without undue delay and at its costs in order to reach the series release. MTU may not refuse acceptance of the Development Results in the case of non-material deviations from the agreed design specifications.

3.3    Changes during Product Development

3.3.1    Any changes or modifications that L’Orange wishes to implement regarding the design specifications for New Products that become subject to this Agreement shall be approved by MTU in advance. Such approval shall not be unreasonably withheld, conditioned or delayed.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

3.3.2    MTU reserves the right to request changes to the New Products, which shall be accepted by L'Orange to the extent they are technically feasible (including design and production feasibility) and subject to the following cost mechanism.

(i)    MTU will submit such change request to L'Orange in writing following which L'Orange shall evaluate the change request and its impact on the New Products and respond to such request within a reasonable period of time, but in any event within three (3) weeks from receipt of such change request. Such response shall include a reasonable, good faith determination of the estimated development costs associated with such change request. Upon MTU’s request, L’Orange will provide further substantiation and support for such estimated development costs.

(ii)    The Parties thereafter shall enter into good faith negotiations to reach agreement as to the development costs for such change request. In the event the Parties are unable to reach agreement, the development costs for such change request shall be based on L’Orange’s standard development pricing schedules (with appropriate allocated resources and time) consistent with L’Orange’s general practices. Notwithstanding the foregoing, in the event MTU continues to dispute or question the development costs associated with such change request, MTU shall be entitled to submit the matter to audit pursuant to Section 23. In the event the audit does not confirm a reasonable determination of the development cost by L'Orange, Section 28.6 shall apply. Following the decision of the neutral expert or auditor on the reimbursement of the increase in development costs for a change request, MTU shall be entitled to cancel its change request at its sole discretion (subject to reimbursement of any costs that have been reasonably incurred by L'Orange up to the cancellation date in connection with such change request).

(iii)    [***].

(iv)    If the Parties have already agreed on the purchase prices for such New Products prior to a change request by MTU and the change request would impact the recurring costs for such New Products, the corresponding purchase prices for such New Products will be, (i) in the case of Other New Products, adjusted based on an increase or decrease (as the case may be) in price by the same percentage as the respective increase or decrease in recurrent cost, consistent with past practice and subject to MTU’s audit rights pursuant to Section 23, and (ii) in the case of [***], adjusted in accordance with Section 16.1.2. In the event the Parties cannot reach an agreement on the amounts of such price increase within one (1) month after the evaluation of the respective impact by L'Orange was received by MTU, Section 28.6 shall apply.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

3.4    Warranty during the Release Period

The release period shall serve the Parties to gain operational experience and to start the series production. The warranty rights applicable to New Products during the release period will be as provided in the co-development process with customers, unless otherwise specified and agreed to by the Parties in the respective Development Contract.

3.5    Licenses to Foreground IP and Background IP

3.5.1    For purposes of this Agreement,  "Foreground IP" shall consist of all Intellectual Property Rights that are created or conceived by a Party solely to the extent that such Intellectual Property Rights are created or conceived exclusively in the course and scope of that Party’s performance of this Agreement. Foreground IP shall be owned by the Party that created or conceived it, and each Party shall be free in using their respective Foreground IP for their own purpose without limitation, except for such limitations that are provided for explicitly in this Agreement.

3.5.2    L'Orange hereby grants to MTU and its ordering Affiliates and MTU hereby accepts (also on behalf of its ordering Affiliates), a non-exclusive, global, perpetual (and surviving this Agreement), irrevocable, non-transferable, sublicensable license to use any Foreground IP of L'Orange in connection with any OEM development activities, the integration or use of any Products in the MTU Engines and any Product support in connection with the MTU Engines, including but not limited to repair, maintenance or [***]; provided, however, such license shall be sublicensable by MTU or its ordering Affiliates solely to the extent it exclusively applies to Products sold by L'Orange. Nothing in the foregoing shall obligate L’Orange to provide or license any Know-How and Confidential Information of L'Orange, except where this is necessary for MTU, its ordering Affiliate or sublicensee to make full use of the Product sold by L'Orange, in which case it shall automatically be part of the license granted. The Parties agree that the license granted under this Section 3.5.2 is fully paid up, including for future known or unknown usage rights, by payment of the charges to L'Orange as set out in this Agreement.

3.5.3    In addition, each Party grants to the respective other Party, who accepts this, a non-exclusive, non-sub-licensable, non-transferrable, royalty-free license to use the Intellectual Property Rights, owned or controlled by that Party, in existence at the date of this Agreement ("Background IP"), for the term and the conduct of the performance owed under this Agreement to the extent it is required for the fulfillment of the obligations under this Agreement. L'Orange further grants to MTU and its ordering Affiliates and MTU hereby accepts (also on behalf of its ordering Affiliates) a non-exclusive, royalty-free, global, perpetual (and surviving this Agreement), irrevocable,

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

non-transferable, sublicensable license in L'Orange's Background IP, solely to the extent this is required for purposes of using and exploiting the Development Results in connection with any OEM development activities, the integration or use of Products in the MTU Engines and any Product support in connection with the MTU Engines, including but not limited to repair, maintenance or [***]; provided, however, such license shall be sublicensable by MTU solely to the extent it exclusively applies to Products sold by L'Orange. Nothing in the foregoing shall obligate L’Orange to provide or license any Know-How and Confidential Information of L'Orange, except where this is necessary for MTU, its ordering Affiliate or sublicensee to make full use of the Product sold by L'Orange, in which case it shall automatically be part of the license granted.

3.5.4    [***].

3.5.5    Other than as provided in the preceding paragraph, L'Orange shall be free to use its Foreground IP, including any Breakthrough Foreground IP, for its own purposes, including but not limited to the development of products for its customers, other than MTU, provided that such products are not identical with or equivalent in all material aspects of form, fit and function to the Products supplied by L’Orange hereunder. For the avoidance of doubt, L’Orange shall be free to use any ideas, concepts and/or information in which at the time of use there are no Intellectual Property Rights; such ideas, concepts and/or information which are not subject to Intellectual Property Rights and that L'Orange shall thus be free to use may e.g. include information disclosed in any published patent (or patent application) owned by MTU or any of its Affiliates unless such idea, concept and/or information is covered by any of the patent claims in force at the time of such use.

3.5.6    By way of clarification, both Parties are free in using their respective Background IP for their own purpose without limitation.

3.6    Indemnification

3.6.1    L'Orange shall defend, indemnify and hold MTU and its Affiliates harmless from and against any damages, losses, charges, liabilities, proceedings, payments, judgments, settlements, assessments, deficiencies, taxes, interest, penalties and costs and expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses"), arising from any claim or allegation by a third party against MTU or any of its Affiliates to the extent that claim or allegation alleges that the normal and specified use of a Product, as well as any Foreground IP developed or owned by L'Orange and licensed to MTU in accordance with the provisions of this Agreement, infringes, misappropriates, or otherwise violates the Intellectual Property Rights of a third party within the territories of the European Economic Area and/or the United States of

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

America, irrespective of L'Orange's fault (Verschulden), provided that (a) MTU promptly notifies L’Orange in writing of such, (b) L’Orange is given complete control of the defense of such, including the right to defend, settle and make changes in the Products for the purpose of avoiding infringement and (c) MTU provides L’Orange with reasonable information and assistance and takes no action in conflict with or inconsistent with L'Orange's position in such matter, provided however that L'Orange may not admit any wrongdoing of MTU in any settlement or defense without the prior written consent of MTU; further, in addition to any remedies MTU may have against L'Orange under this Agreement, if the Products, or any portion thereof, become the subject of a claim or allegation or if in L’Orange's opinion such is likely to become the subject to such a claim or allegation, L’Orange may cease the delivery of such Products pending resolution thereof and if the Products or the use thereof is enjoined, or if in L’Orange’s opinion is likely to be enjoined, L’Orange may at its option and expense (a) procure for MTU the right to continue using the Products, or applicable portion thereof, (b) modify or replace such in whole or in part to make such non-infringing, or (c) if neither of the forgoing is practical, refund to MTU an equitable portion of the amount paid by MTU to L’Orange for the specific Products, or portions thereof, so affected. Section 29.1 below shall remain unaffected.

3.6.2    With regard to territories not covered by the aforementioned indemnification, L'Orange shall use its reasonable endeavors to ensure that the normal and specified use of a Product, as well as any Foreground IP developed or owned by L'Orange and licensed to MTU in accordance with the provisions of this Agreement, shall not infringe, misappropriate, or otherwise violate the Intellectual Property Rights of a third party.

3.7    Joint Development

The Parties may, from time to time, agree on pursuing jointly certain development projects. Such joint development projects shall be agreed on, in particular with respect to IP ownership and use or, to the extent not predetermined in this Agreement. pricing, between the Parties separately and shall not be subject to this Agreement.  For the avoidance of doubt, this Section 3.7 shall not limit or restrict L'Orange's rights including but not limited to exclusivity rights granted under this Agreement in respect of jointly developed Products.

4.    Purchase and Supply of Products and Services

4.1    Scope

4.1.1    L'Orange shall provide to MTU and its Affiliates, as the case may be, Products to be supplied by L’Orange hereunder, which shall be reflected in Annex 1,  as may be amended from time to time as further described in this Section 4.1.  The supply of

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Products shall be in accordance with the agreed specifications ("Product Specifications"), as amended from time to time.  Any co-governing standards set out in Product Specifications and as mutually agreed on by the Parties from time to time may be accessed by L'Orange via MTU's webpage at http://www.mtu-online.com/mtu/einkauf/downloads/index.de.html.

4.1.2    The terms of this Agreement shall apply exclusively to any individual contract on the development of New Products ("Development Contract") or to any individual contract on the sale of Products ("Purchase Contract") based on individual orders by MTU as accepted by L'Orange ("Development Orders" or "Purchase Orders" as the case may be), whether or not this Agreement or its terms are expressly referenced in the Development Order or Purchase Order (together, "Order").

4.1.3    Any deviating or additional terms, in particular the Parties' general terms and conditions, shall not apply, even if they have not been expressly rejected by the other Party or any Affiliate placing or accepting an Order under this Agreement and even if the other Party or any Affiliate placing or accepting an Order under this Agreement, having knowledge of such deviating or additional terms, performs its obligations under a Development Contract or Purchase Contract without reservation.

4.1.4    Exclusivity Requirements During the Minimum Term.

a)    During the first five (5) years of the Minimum Term, MTU shall (itself or through its Affiliates) procure 100% (one hundred percent) of its and its Affiliates' demand requirements for Current Exclusive Rights Products and [***] and, in each case, all associated services and related [***] process' demand, exclusively from L'Orange.

b)    During the last ten (10) years of the Minimum Term, MTU shall (itself or through its Affiliates) procure no less than [***] of its and its Affiliates' demand requirements for each Current Exclusive Rights Product and [***] and, in each case, all associated services and related [***] process’ demand, exclusively from L’Orange. For the avoidance of doubt, the [***] minimum demand requirements under this Section 4.1.4b) shall apply individually (by part number) with respect to each Current Exclusive Rights Product and [***].

4.1.5    With regard to New Products, in the event L’Orange fails to meet key development standards pertaining to development milestones, key customer deliverables (“KCDs”), targets and/or quality gates that have been agreed between the Parties with a specific reference to this Agreement as being of relevance for maintaining the exclusivity for the relevant New Products and continues to fail those, after being provided timely and adequate notice of such failure, to address such failure within a reasonable time,

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTU’s exclusivity requirements of Section 4.1.4 shall cease to apply with respect to such New Products and MTU shall be entitled to award the development to a third party.  For the avoidance of doubt, nothing in this Section 4.1.5 shall in any manner affect any of L’Orange’s rights with respect to (i) any New Product not specifically being subject of such failure, or (ii) any of the provisions of Section 16.

4.1.6    With regard to Other New Products, in the event L’Orange, fails to meet key performance standards pertaining to KPIs that have been agreed between the Parties with a specific reference to this Agreement as being of relevance for maintaining the exclusivity for the relevant Other New Products and continues to fail, after being provided timely and adequate notice of such failure, to address such failure within a reasonable time, MTU’s exclusivity requirements of Section 4.1.4 shall cease to apply with respect to such Other New Products and MTU shall be entitled to award the development to and/or source the Other New Product from a third party.  For the avoidance of doubt, nothing in this Section 4.1.6 shall in any manner affect any of L’Orange’s rights with respect to (i) any Other New Product not specifically being subject of such failure, and (ii) any of the provisions of Section 16.

4.1.7    Should MTU (itself or through its Affiliates) fail to purchase its and its Affiliates' demand pursuant to this Section 4.1, due to reasons not caused by L'Orange's inadequate performance or fault, L'Orange shall be entitled to a contractual penalty (Vertragsstrafe) in the amount of [***]% ([***] percent) of the respective value, which shall be paid in addition to any remedies L'Orange may have against MTU, such as specific performance (Erfüllungsanspruch) or damage claims. In accordance with Section 23, MTU shall maintain complete and accurate records to sufficiently reflect the purchases hereunder.

4.2    Performance Standards

Subject to Section 29.1.2:

4.2.1    L'Orange shall provide the Contractual Services in a professional and workmanlike manner by using skill and care of a highly qualified provider of such services.

4.2.2    Annex 3 and Annex 5 set out certain current key performance indicators ("KPIs") by which the performance of L'Orange will be measured. The KPIs will be mutually agreed on by the Parties on an annual basis.

4.2.3    Subject to acceptable lead times and order volumes within the forecasts under this Agreement, L'Orange shall implement appropriate measures to ensure an average reliability level for adherence to agreed dates and quantities of at least 95 points for all deliveries to MTU measured on a monthly basis. If L'Orange falls short of this 95-percent point target in three (3) consecutive calendar months, it shall, together with

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTU if necessary, determine the causes and initiate further measures in order to achieve the minimum target (improvement of supplier's logistical capabilities).

4.2.4    Until such time as the agreed reliability targets are met, L'Orange shall establish a reasonable buffer with a defined range of coverage, without charging additional costs.

4.2.5    L’Orange will endeavor to continuously improve its average reliability level for all deliveries to MTU.

4.3    Exclusivity

L'Orange will deliver Products to be supplied by L’Orange hereunder and used for OEM sales to MTU on an exclusive basis. The Products to be provided for the Aftermarket sales, including spare parts, will be sold by L'Orange to MTU on a non-exclusive basis. For the avoidance of doubt, MTU or any of its Affiliates, for which MTU shall be responsible, shall not use, within the Aftermarket, any Products supplied by L’Orange hereunder and designated as being for OEM sales. MTU shall maintain complete and accurate records to sufficiently reflect the uses hereunder.

4.4    MTU Affiliates

The Affiliates of MTU are entitled to place Purchase Orders and conclude Purchase Contracts subject to the conditions of this Agreement. The conclusion of individual Purchase Contracts by the Affiliates of MTU shall leave MTU's obligations under this Agreement unaffected. MTU shall not be liable for obligations assumed by the Affiliate of MTU under individual Purchase Contracts.

5.    Capacity, Forecast, Order Process

5.1    Capacity

Subject to Section 29.1.2:

5.1.1    L'Orange shall hold available sufficient capacity for the provision of Products to be supplied hereunder. L'Orange shall at least be able to deliver the quantities of each specific Product forecasted by MTU for the next twelve (12) forecasted weeks in the monthly rolling forecast as defined in Section 5.2 (the "Monthly Rolling Forecast" or "MRF") plus a buffer of additional 15% (fifteen percent).

5.1.2    In case L'Orange does not have sufficient capacity in any relevant plant to fulfil all of its customers' requirements and if L'Orange thus needs to allocate capacity in the Plant, it shall treat MTU no less favorably than any other customer of L'Orange and shall allocate capacity accordingly to fulfil MTU's requirements. For the avoidance of doubt,

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

this shall not release L'Orange from any other obligation or liability it may have under this Agreement.

5.2    Forecast

At the latest on the last Working Day of a calendar month, MTU will provide L'Orange with a non-binding Monthly Rolling Forecast for MTU's estimated demand of Products to be supplied hereunder for the twelve (12) months following the next calendar month. The MRF shall only contain Products that are needed by MTU on a regular basis.

L'Orange shall confirm in writing within seven (7) Working Days of receipt of a MRF the quantities of Products that L'Orange is able to deliver within the first twelve (12) forecasted weeks. If no such confirmation is received by MTU within the applicable period, the MRF shall be deemed to be accepted by L'Orange and the Product quantities concerned shall be assumed to be available to MTU taking into account the replenishment lead time.

5.3    Order Process

5.3.1    If MTU requests L'Orange to provide Contractual Services other than Development Services, it will issue an Order via EDI or such other format as agreed in writing between the Parties. The Parties may enter into a separate EDI agreement to further specify the details.

5.3.2    The required Products indicated in the MRF for the first six (6) weeks of the MRF shall be deemed to have been ordered by way of a binding order and are subject to daily call-offs or Kanban orders as follows:

(i)    The purpose of daily call-offs is to control on a day-to-day basis the dispatch of goods by L'Orange. The schedule line of daily call-offs within the defined horizon will not be subsequently changed. Daily call-offs do not need to be confirmed and will be deemed accepted unless rejected by L'Orange within one (1) Working Day.

(ii)    Kanban orders may be used for selected materials that are continuously consumed. Kanban orders are placed daily at agreed times and contain specific order quantities for the following day based on actual consumption. Kanban orders are deemed accepted unless rejected by L'Orange within three (3) hours of receipt provided that such Kanban order has been received prior to 2 pm local time at the Plant.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

The same applies to the required Products indicated in the MRF for the weeks seven (7) through twelve (12) of the MRF, provided, however, that MTU may deviate from such forecasted amounts by +/- 10% (ten percent).

5.3.3    L'Orange may reject an Order (including daily call-offs and Kanban orders) only if such Order is not within the volumes set out in the MRF plus a flexibility range of 15%. Unless otherwise specified for certain kinds of Orders, L'Orange shall accept or reject an Order via EDI or such other format as agreed in writing between the Parties. Except for daily call-offs and Kanban orders, if L'Orange fails to notify MTU within three (3) Working Days after receipt of an Order, such Order shall be deemed to be accepted by L'Orange.

6.    Change Request for Products

MTU may from time to time after a product enters serial production request reasonable changes in the Products, which shall be accepted by L'Orange to the extent they are technically feasible (including design and production feasibility) and subject to the following cost mechanism.

(i)    MTU will submit such change request to L'Orange in writing following which L'Orange shall evaluate the change request and its impact on the Products and respond to such request within a reasonable period of time, but in any event within three (3) weeks from receipt of such change request. Such response shall include a reasonable, good faith determination of any development costs and any impact on recurring pricing associated with such change request. Upon MTU’s request, L’Orange will provide further substantiation and support for such estimated costs.

(ii)    The Parties thereafter shall enter into good faith negotiations to reach agreement as to any development costs and recurring cost changes for such change request. In the event the Parties are unable to reach agreement, (A) the development costs for such change request shall be based on L’Orange’s standard development pricing schedules (with appropriate allocated resources and time) consistent with L’Orange’s general practices; and (B) the changes to recurring production costs shall be determined based on past practice, and in either case (A) or (B) subject to MTU’s audit rights pursuant to Section 23.  In the event the Parties cannot reach an agreement on the amounts of such increase in development costs and recurring cost changes within one (1) month after the evaluation of the respective impact by L'Orange was received by MTU, Section 28.6 shall apply.

(iii)    [***].

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

7.    Terms of Delivery

7.1    Products shall be delivered FCA, L'Orange's Plant in Glatten (Incoterms 2010). L'Orange shall give timely notice to the forwarding companies commissioned by MTU and timely nominated by MTU that the Products are ready to be picked up.

7.2    Subject to Section 29.1.2, L'Orange shall supply the Products in the agreed quantity and quality on the date specified in the respective Purchase Contract (or Order, as the case may be), which shall take into account the applicable lead times. The agreed delivery dates specified in the individual Purchase Contract are binding and shall be understood as dates on which the Products shall be received by MTU according to the Incoterm agreed (i.e., in case of FCA to be picked up in Glatten by a forwarding company chosen by MTU).

7.3    The specific lead and delivery times for Products are set out in Annex 1. Further details on the delivery of Products are set out in Annex 4.  The delivery times set out in Annex 1 are standard delivery times calculated from the date of L'Orange's receipt of the Order until delivery of the Products to MTU or such other destination as specified in the Order, subject to the proviso that the Products have been cleared (released) for series production.

8.    Packaging Requirements

8.1    Products shall be packed and labeled in a manner sufficient to ensure the safety and good condition of the Products in transit in accordance with all applicable laws, regulations and conventions. Standard delivery specifications are included in Annex 4.

8.2    In addition to the standard delivery specifications, special packaging requirements must be observed for certain Products, which the Parties will agree to separately in individual Purchase Contracts. These special requirements usually relate to, among other things, the quantity and position of the Products per load carrier, particular packaging materials and preservation requirements.

8.3    MTU will report any alleged non-compliance with the prescribed delivery conditions to L'Orange in the form of a logistics quality report, which will, in the case of actual non-compliance, be incorporated in L'Orange's supplier evaluation.

8.4    Where load carriers / containers are provided by MTU, L'Orange shall, if commercially reasonable, participate in MTU's container management system. MTU and L'Orange will enter into a separate agreement regarding the terms of L'Orange's participation in the container management system.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

8.5    Delivery notes, invoices and other paperwork shall include specific information (such as order number, part number, position and, for replacement orders pursuant to claims for defect, the inspection report number). The Products shall also be labeled for delivery and packaged in the agreed quantity. The binding address for delivery is indicated in the individual Purchase Contract (or Order).

9.    Delay

Subject to Section 29.1.2:

9.1    If L'Orange becomes aware of a possible delay in the provision of Products, including deliveries of Products, L'Orange shall immediately (unverzüglich) - at the latest three (3) Working Days after L'Orange has become aware of the possible delay - inform MTU thereof and shall notify MTU of the corresponding estimated delivery date in writing. For the avoidance of doubt, such note shall not release L'Orange from any claims MTU may have in case of delay.

9.2    In case of delay with the delivery of Products due to the fault (Verschulden) of L'Orange, L'Orange shall pay to MTU a contractual penalty (Vertragsstrafe) [***]. The contractual penalty shall be accounted against any damage claims or other rights MTU may have in addition. Section 341 para. 3 BGB shall not apply; however, a claim of MTU to a contractual penalty under this Section 9.2 shall expire if it has not been asserted in writing within one month after delivery of the Products affected by the relevant delay.

10.    Quality of Products, Claims for Defects

Subject to Section 29.1.2:

10.1    The Products shall comply with the Product Specifications, otherwise the Products are deemed to be defective.

10.2    Notwithstanding Section 10.1, a Product shall not be deemed to be defective if the Product fails due to normal wear and tear, the Product was modified or repaired by unauthorized Person, in case of non-compliance with storage, maintenance, inspection or operating instructions or in case of operation outside the intended use.

10.3    In case of defects to the Products MTU will be entitled to the claims for defects under statutory law unless otherwise provided in this Agreement; claims related to defects in title (Rechtsmangel) and/or violation of third party Intellectual Property Rights are restricted to the territory of the European Economic Area and the United States of America. However, the right to price reduction (Minderung) of the individual Purchase Contract shall be excluded.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

10.4    The limitation period for claims for defects is [***].

10.5    In case of defects, L'Orange shall send to MTU a statement in the form of an 8D report on the immediate action taken in response to reported defects within 48 (forty-eight) hours after receiving the notice of defects. The report shall be sent by e-mail to Reklamation@mtu-online.com. L'Orange shall also advise MTU in the form of an 8D report of the cause of the defect or perpetrator identified by it and the action initiated to permanently cure the reported defects within fifteen (15) Working Days of receiving the notice of defects or the defective Product (whichever occurs first). The report shall be sent by e-mail to Reklamation@mtu-online.com.

10.6    To the extent technically and commercial feasible, L'Orange shall rectify material defects in Products which have been distributed to MTU's customers or end consumers, upon mutual agreement by the Parties, either at the location of the Product or the place of performance, and will do so without delay and free of charge by repair or replacement of defective parts.

10.7    [***].

10.8    [***].

10.9    In the event of defects in quality, L'Orange shall, at MTU's reasonable request, inspect the stock of Products at MTU's warehouse. If reasonably requested to do so, L'Orange will advise MTU within 48 (forty-eight) hours of who will conduct the stock inspection and at what time. In order to ensure the availability of the materials it requires for production and assembly, MTU may (at L'Orange's costs) engage a suitable third party to conduct the stock inspection if L'Orange or a third party engaged by L'Orange fails to commence the stock inspection within a reasonable time or at all. The stock inspection may also include other Products which could potentially be affected by the same defect in quality as the Product originally notified as defective.

10.10    [***]

10.11    Products which cannot be used by MTU because of defects will be returned to L'Orange only after consultation with L'Orange.

10.12    If the use of the Products leads to a breach of Intellectual Property Rights of a third party, then as a general rule L'Orange shall, at its own expense, procure a right for MTU to continue using the Products, or modify the Products in a manner reasonable for MTU so that the Intellectual Property Rights are no longer breached, provided that such breach occurred after the Effective Date. If this is not possible on commercially reasonable conditions or within a reasonable period of time, MTU is, in addition to any

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

remedies MTU may have against L'Orange in connection with this Agreement, entitled to withdraw from the individual Purchase Contract.

10.13    The Parties undertake to inform each other immediately of defects in title that become known and alleged rights violations, and to give each other the opportunity to take mutually agreed action against such claims. However, L'Orange may defend such claims at its sole reasonable discretion, in which case MTU shall provide reasonable support in defending such claims.

10.14    MTU will reimburse L'Orange for the costs incurred by L'Orange as a result of unsubstantiated complaints.

11.     Limitation of Liability

11.1    L'Orange's annual liability for any claims by MTU under this Agreement is limited to a total amount of [***] ("Liability Cap").

11.2    L'Orange's liability under this Agreement resulting from business interruption, loss of business, revenue, profit, goodwill, business opportunity, anticipated earnings or savings or unforeseeable or atypical damages, costs, expenses or losses shall be excluded unless and to the extent such damages are covered by the amounts, if any, actually paid to L'Orange under its insurance policies. In case such damages are, in fact, so covered, L'Orange shall be liable for such damages under this Agreement to the extent of the amounts actually paid to L'Orange under its insurance policies with respect to such damages. L'Orange shall be in this respect obliged to make commercially reasonable efforts to receive such actual payments under the respective insurance coverage. For the avoidance of doubt, nothing in this Section 11.2 shall in any way oblige L'Orange to obtain insurance coverage exceeding the coverage agreed on in Section 22.

11.3    For the avoidance of doubt, the limitations of liability under Sections 11.1 and 11.2 shall not apply to any liability due to willful misconduct.

11.4    To the extent that L'Orange is not liable under this Agreement, MTU shall defend, and indemnify L'Orange from and against any third party claims and hold harmless L'Orange against MTU's and its Affiliates claims with regard to Losses. Subject to Section 11.5, the foregoing obligation to indemnity (not however, the obligation to hold harmless), shall only apply to the extent such damages are caused by MTU's and/or its Affiliates fault (Verschulden) and subject to the limitations on liability set out Sections 11.1 and 11.2.

11.5    Indemnification in relation to [***].

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

12.    Quality Assurance

Subject to Section 29.1.2:

12.1    L'Orange shall have an adequate quality management system in place and act in line with it. L'Orange shall comply with the quality assurance requirements (quality assurance standard MTQ 5003 and standard production and assembly specification MMN 332) set out in Annex 5. In order to ensure L'Orange's long-term compliance with the quality management standards, the Parties intend to enter into a separate quality management agreement substantially in accordance with the template provided in Annex 5 within six (6) months from the Effective Date of this Agreement.

12.2    L'Orange shall be responsible for the inspection of outgoing Products in accordance with Annex 5. The inspection duties of Section 377 of the German Commercial Code (HGB) shall apply only with respect to identity, quantity and any evident damages, or losses during transport. To the extent MTU - without acknowledgement of any legal obligation to conduct inspection beyond the scope defined in the foregoing sentence - becomes aware of any defects upon delivery of Products in accordance with Section 7.1, MTU will immediately (unverzüglich) notify the corresponding transport person and L'Orange of such defect, damage or loss.

13.    Product recall

13.1    Where an authority or government agency with the power to order a recall of the Products has notified MTU or L'Orange in writing that, or where MTU or L'Orange has a reasonable reason to assume that the Products:

(i)    pose a potential safety risk or could create or cause dangerous situations, including the risk of serious injury or death; or

(ii)    have a material fault, material defect or are otherwise of material impaired quality; or

(iii)    do not comply with material statutory or other applicable requirements and standards; and

(iv)    to the extent deemed reasonably advisable or necessary on these grounds, the Products concerned must be recalled and/or repaired;

L'Orange and MTU will immediately inform one another of the situation and of the underlying facts and circumstances.

13.2    Except in cases where a recall is unavoidable because it has been legally ordered by the competent authority or government agency or is time-critical due to the safety risk

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

deriving from the defect, the Parties shall discuss in good faith and agree whether a recall of the Products concerned is appropriate.

13.3    If a recall is required pursuant to statutory provisions, or where the Parties agree that a recall is appropriate, L'Orange will promptly develop a plan or plans for implementing corrective measures, which will include, among other things, reasonable measures that are necessary and required pursuant to the statutory provisions or other requirements and standards applicable in the specific case. L'Orange will present such plans for corrective measures to MTU for its review and approval prior to their implementation.

13.4    MTU and L'Orange will work together and jointly ensure that the plans for corrective measures are reasonable and acceptable to both Parties before their implementation. To enable identification of the Products, L'Orange will provide MTU with usable delivery data and identifying features as and when reasonably requested.

13.5    MTU may at any time itself take any corrective measures and, if either (i) legally ordered by the competent authority or government agency, or (ii) reasonably required, send information to the competent authorities and government agencies involved. In such cases, L'Orange shall reasonably cooperate with MTU accordingly and offer its reasonable support.

13.6    Where it is established that the recall was caused by fault, material defect or other material quality impairment or material failure to comply with quality standards or statutory or other applicable requirements and provisions for which a Party is responsible, that Party will, at its own expense, and depending on the other Party's reasonable election, either carry out all of the repairs and adjustments necessary as part of the recall, or, provided that the recall was caused by fault (Verschulden), reasonably compensate the other Party for all reasonable costs incurred as a result of or in connection with the other Party carrying out the repairs and adjustments itself. The foregoing does not apply if a Party is not responsible for the cause for the recall.

13.7    Each Party will consult the other before notifications relating to potential safety concerns associated with the relevant products are released to the public, the media or authorities and government agencies. However, there shall be no obligation to consult if prior consultation would prevent timely notification of safety concerns under the relevant statutory provisions.

14.    [***] and Component Supplies

14.1    [***].

14.2    Prior to the Effective Date, L'Orange obtained supplies of certain components for its products, including without limitation [***], from MTU or its Affiliates. The Parties wish

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

to continue such supply also in the future. The supply shall be based on individual orders placed by L'Orange, at the prices applicable between L'Orange and the respective supplier during the calendar year 2017 and, in other aspects, subject to German statutory laws. Deviating from the currently applicable terms or German statutory law, the supplies from MTU or its Affiliates to L'Orange shall be subject to the warranty limitation period applicable between the Parties under this Agreement at the time the order for such components is issued. Prices for such components shall be adjusted upwards or downwards by the same percentage as prices for the Products, for which such components are used, change after the Effective Date.

15.    Spare Parts

L'Orange will supply the spare parts for Products during the entire lifetime of the End Product series and for a period of [***] years after serial production of the particular End Product has been stopped. In the case of Products intended for military or rail use, L'Orange will supply the spare parts for Products during the entire lifetime of the End Product series and for a period of [***] years after serial production of the particular End Product has been stopped, provided that corresponding obligations exist in MTU's customers' contracts and MTU has informed L'Orange about the Products concerned at the end of the serial production.

All parts or Products delivered to and/or ordered by MTU's warehouse in Überlingen, including [***], shall be considered spare parts and thus being determined for the Aftermarket. No parts or Products that have not been ordered by or delivered to MTU's warehouse in Überlingen shall be used as spare parts.

The usual ratio of spare parts among Products ordered by MTU from L'Orange will be measured during a calendar year. MTU will report to L'Orange the ratio of spare parts among the Products ordered and delivered on an annual basis in January. Should L'Orange have any reasonable basis to so request (such reasonable basis shall include, by way of illustration only and without limitation, the ratio of spare parts among the Products ordered fall by more than [***]% ([***] percent) below the usual ratio), L'Orange will be entitled to request and receive detailed documentation confirming that no Products not determined in accordance with the foregoing paragraph as spare parts have been sold to the Aftermarket.  For the avoidance of doubt, this provision shall be without prejudice to, and in no way shall affect, either Party’s rights pursuant to Section 23.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

16.    Prices, Invoices, Payment and Adjustments

16.1    Product Prices

16.1.1    The current prices for Products, including but not limited to spare parts, are set out in Annex 1, as amended from time to time to include prices for Products as referred to in Section 3.1.4, as adjusted in accordance with this Section 16.1 (such prices for Products, "Product Prices").

16.1.2    The Product Prices for (i) Current Exclusive Rights Products, to the extent the Product Prices are not set out in Annex 1 upon signing of this Agreement, and (ii) [***], shall be determined so as to achieve the gross margins ((sales - cost of goods sold) / sales) achieved by L’Orange during calendar year 2017 for similar Products sold by L’Orange to MTU for, as applicable, OEM and for Aftermarket [***]; provided, however, that if such Product has not substantially achieved mature volumes, gross margins shall be as planned at maturity.

16.1.3    In the event pricing for Products to be sold hereunder as of the Effective Date is not reflected in Annex 1, the pricing established pursuant Section 16.1.2 shall be made applicable retroactively as of January 1st, 2018; provided that, in the case of Aftermarket sales, retroactive pricing from January 1, 2018 through the day prior to the Effective Date shall not take into consideration the [***].

16.1.4    The Product Prices are exclusive of applicable VAT and shall be paid in Euro.

16.1.5    The Product Prices for any Product that is or becomes subject to this Agreement, shall be subject to the following annual price adjustment for each calendar year beginning with calendar year 2019 based on the below [***] escalation formula; [***].

16.1.6    L’Orange and MTU will work together toward continuous improvement (VA/VE) objectives on an ongoing basis to endeavor to offset labor and material inflation that face the relevant markets, supply base and industries. [***].

16.2    Invoices

16.2.1    Each invoice of L'Orange to MTU shall in all respects comply with the requirements of a proper invoice.

16.2.2    L'Orange shall send each invoice to the address indicated in the corresponding Order or as otherwise notified by MTU.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

16.3    Payment Terms

16.3.1    MTU shall pay invoices for Contractual Services within [***] after receipt of the corresponding invoice in accordance with Section 16.2 and after provision of the corresponding Contractual Services by L'Orange.

16.3.2    Payment shall not be deemed an acceptance of Contractual Services, including Products, by MTU.

16.4    Aftermarket [***]

16.4.1    For purposes of this Section 16.4

[***] shall mean [***].

[***]

[***] shall mean

(i)    For FY2018, [***]

(ii)    For FY2019, [***]

(iii)    For FY2020, [***]

(iv)    For FY2021, [***]

(v)    For FY2022, [***]

(vi)    For FY2023, [***].

16.4.2    [***].

16.4.3    [***].

16.4.4    [***].

16.4.5    [***]

17.    Offset Agreements

L'Orange agrees that the individual Purchase Contracts (Orders) are placed with respect to MTU's offset obligations worldwide. Therefore, the procurements and activities done based on such individual Purchase Contracts (Orders) may be reported as offset in each order country by MTU or MTU's customer. L'Orange will endeavor to assist MTU in connection with the recognition process reasonably necessary for MTU

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

to fulfill the requirements of offset of the respective country and its current offset policy. MTU's offset management will inform L'Orange about the country and such country’s valid offset policy.

18.    Compliance, Environmental Protection

18.1    L'Orange shall comply with all applicable local and European statutory laws, regulations, directives (in particular but not limited to the EU "New Approach and Global Approach" Directives, REACH or Machinery Directive and its German implementation) and other official requirements, such as safety standards and guidelines of public authorities, trade associations and professional associations as well as any applicable safety, workers' protection and health and environmental regulations and to obtain all necessary permits required to fulfill its obligations under this Agreement.

18.2    L'Orange shall ensure that all components and materials included in the Products comply at the time of their delivery with all applicable statutory and official requirements relating to constituent substances, chemical work and material safety and environmental protection within the European Economic Area and/or the United States of America. L'Orange shall ensure that the Products comply with the legal requirements that must be met so that the Products are legally allowed to be implemented into End Products and marketed to end customers within the territory of the European Economic Area and/or the United States of America.

18.3    L'Orange shall inform MTU without undue delay (unverzüglich) in the case L'Orange becomes aware that, following the Effective Date, any Product sold by L’Orange hereunder does no longer comply with the requirements set out in Section 18.2.

18.4    L'Orange may retain performance towards MTU if it would violate such requirements set out in Section 16.1 for reasons not due to L'Orange's fault or responsibility.

19.    Export Control and Foreign Trade Data Regulations

19.1    L'Orange acknowledges and agrees that the Products and Contractual Services provided hereunder may be subject to the export control laws and regulations of the United States, EU and national legislation. This includes but is not limited to the Export Administration Regulations (EAR), German Global Trade Regulations (Aussenwirtschaftsgesetz / Verordnung), EU Dual-Use-Regulation and sanctions regimes of the U.S. Department of Treasury or Office of Foreign Asset Controls. For all Products to be delivered and Contractual Services to be provided L'Orange shall comply with all applicable export control, customs and foreign trade regulations ("Foreign Trade Regulations") and shall, at MTU's expense, obtain all necessary export licenses, unless MTU or any party other than L'Orange is required to apply for

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

the export licenses pursuant to the applicable Foreign Trade Regulations. In any case, L'Orange shall, to a reasonable extent and at no cost to MTU, provide all necessary documents, specifications, certificates etc. that are required by law. MTU shall provide assistance in properly identifying this documentation.

19.2    L'Orange shall advise MTU in writing (including fax and email) as early as possible but not later than five (5) weeks prior to the agreed delivery date of any information and data required by MTU to comply with all Foreign Trade Regulations for the Products and Contractual Services applicable in the countries of export and import as well as re-export in case of resale. MTU shall provide reasonable assistance in properly identifying this information and data required.

19.3    MTU's and L'Orange' obligation to fulfill this Agreement and any individual order resulting therefrom is subject to the proviso that the fulfillment is not prevented by any impediments arising out of national and international foreign trade and customs requirements or any embargos or other sanctions.

20.    Code of Conduct

20.1    L'Orange shall implement procedures that demonstrate its commitment to the Rolls-Royce Supplier Code of Conduct as set out in Annex 6 ("Code of Conduct"). L'Orange shall use its commercially reasonable efforts to communicate these principles to its suppliers and encourage them to implement practices consistent with these principles. L'Orange will further endeavor to convey these principles in an appropriate manner to its employees.

20.2    MTU reserves the right, upon reasonable written notice, to review the L’Orange ethics program, and L’Orange shall provide reasonable support to MTU in the conduct of any such review.

21.    Anti-Bribery and Corruption

21.1    Each Party makes the following warranties to the other Party on the date of this Agreement:

21.1.1    that this Agreement, the relationship created hereby and its activities hereunder and including any services rendered on its behalf by any third party in relation to the activities undertaken pursuant to this Agreement, do not and will not violate applicable laws, including but not limited to the ABC Legislation, or put the other Party in violation of any such laws;

21.1.2    that its Representatives and any other Person acting on its behalf have not, in respect of the subject matter of this Agreement authorised, offered, promised, paid or

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

otherwise given anything of value, any benefit or any financial or other advantage to or for the use or benefit of:

(i)    any Government Official;

(ii)    any director, officer, employee, agent or representative of any commercial organisation or private individual; or

(iii)    any other Person, entity or third party intermediary while knowing or having reason to know that all or any portion of such payment, thing of value or advantage would be offered, promised, paid or given to any of the Persons described in Section 21.1.2, for the purpose of improperly influencing any act, inaction or decision by such Person in order to obtain or retain business, direct business to any Person or secure any other advantage;

21.1.3    that its Representatives and any other Person acting on its behalf have not, in respect of the subject matter of this Agreement engaged in any other conduct which would constitute an offence under the ABC Legislation; and

21.1.4    that neither it nor any Person acting on its behalf, including without limitation any of its current or former directors, officers or employees, whether directly or indirectly, in connection with the subject matter of this Agreement, will carry out any of the acts described in Section 21.1.

Each Party will procure compliance with the provisions of Section 21.1 by any Person acting on its behalf, including its Representatives, in relation to this Agreement.

22.    Insurance

22.1    L'Orange shall maintain at least the following insurances, each with an insurance coverage of [***] per occurrence and of [***] per aggregate:

(i)    commercial general liability insurance inclusive of coverage for public liability and product liability; and

(ii)    property insurance covering business interruption coverage.

22.2    L'Orange shall give immediate written notice to MTU in the event of a cancellation, material variation of terms, default or any other change to the insurance coverage L'Orange has to maintain according to this Section 22 that may affect MTU's interest.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

23.    Audit

23.1    Upon 15 (fifteen) Working Days prior notice, each Party or any accountant nominated by such Party shall have the right to audit any place where the other Party performs work in connection with this Agreement and has the right to audit, examine and inspect all or any portion of the other Party’s records and documents related to and relevant for this Agreement on the audited Party’s property as such auditing Party may reasonably require for the purpose of verifying the other Party’s compliance with its obligations under this Agreement. Such audit shall be made during the usual business hours.

23.2    The audited Party shall provide competent personnel with sufficient knowledge of any books, documents and records and shall reasonably assist the auditing Party or the accountant during the audit.

23.3    The audit shall generally be conducted at the auditing Party’s cost, except in cases where the audit reveals that the audited Party has been in breach of obligations under this Agreement to the disadvantage of the auditing Party; in such case the audited Party shall bear the respective costs for the audit. The audited Party shall also bear the costs of event-related audits in cases where the audit has been conducted due to repeated deliveries of defective Products, provided, however, that in such case the audited Party shall pay to the auditing Party a lump sum fee of EUR 2,000 per event-related audit.

23.4    If the audit reveals that the audited Party is in breach of obligations under this Agreement, the audited party shall immediately take all actions reasonably necessary to remedy such breach and to be in compliance with the obligations under this Agreement. Further, if the audit reveals that the auditing Party can be held responsible for defects of Products due to faulty manufacturing, an 8D Report will be generated by the auditing Party, applied and provided to MTU.

24.    Confidentiality and Publications

24.1    The Parties shall keep confidential all documents, information, Know-How and data furnished by or on behalf of a Party ("Disclosing Party") to the other Party ("Receiving Party") and which the Disclosing Party orally or in writing marks or designates as or are of the nature such that they may be presumed to be 'confidential' and which are made available to them or of which they gain knowledge on the basis of the co-operation under this Agreement ("Confidential Information"). This also applies to the existence and the content of this Agreement, MTU Intellectual Property Rights (in this case MTU as Disclosing Party) and L'Orange Intellectual Property Rights (in this case L'Orange as Disclosing Party). The Parties shall treat the Confidential Information in the same way as its own confidential information, but at least with the

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

due care of a prudent businessman. This obligation shall apply for 10 (ten) years after this Agreement has terminated.

24.2    Any disclosure by a Receiving Party of the Disclosing Party's Confidential Information to third parties requires the Disclosing Party's prior written consent. Disclosure of Confidential Information to directors, officers, employees, temporarily contracted personnel, agents, contractors and subcontractors is permitted only within the scope required for the performance of the obligations incumbent on the Parties under this Agreement.

24.3    Confidential Information shall not include and the foregoing obligations shall not apply to any information:

(i)    which had been known to the Receiving Party before the latter received the same from the Disclosing Party;

(ii)    which the Receiving Party developed itself independently without recourse to or use of the information of the Disclosing Party;

(iii)    which the Receiving Party lawfully obtained from third parties who to the knowledge of the Receiving Party (a) were not subject to any confidentiality undertaking towards the Disclosing Party and (b) such third parties in turn did not acquire the information through the infringement of protective provisions in favor of the Disclosing Party;

(iv)    which became known to the Receiving Party without violation of these provisions or any other regulations on the protection of business secrets of the Disclosing Party or are or were publicly known; or

(v)    which the Receiving Party must disclose based on statutory, official or judicial order; in this case the Receiving Party shall inform the Disclosing Party prior to the disclosure and shall restrict as far as possible the scope of such disclosure.

24.4    Upon the Disclosing Party's request or after termination of this Agreement, the Receiving Party shall promptly either return to the Disclosing Party all Confidential Information received by the Receiving Party or destroy such Confidential Information and confirm in writing to the Disclosing Party that the Confidential Information has been destroyed. For the sole purposes of (i) evidencing compliance with this Agreement in the case of disputes in connection with this Agreement and (ii) complying with legal obligations, the Receiving Party may maintain a secure file containing a single copy of the Confidential Information returned to the Disclosing Party.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

24.5    All publications in connection with the subject matter of this Agreement require the respective other Party's prior written consent.

25.    [***], Force Majeure

25.1    [***].

25.2    If L'Orange is hindered in its performance of its contractual obligations due to force majeure such as mobilisation, war, terrorism, unrest, fire, flood or other unforeseeable circumstances for which L'Orange is not responsible, such as strikes or lock-outs, disruptions in operations, shortage of transportation, difficulties in procuring raw materials or inadequate deliveries to L'Orange by its suppliers, the agreed delivery periods shall be extended in each case by the duration of the hindrance plus a reasonable start-up period, but by three months at the most. L'Orange shall not be responsible for the foregoing circumstances even where such circumstances occur during an already existing default. L'Orange shall notify MTU of the circumstances of the hindrance as well as the probable duration of the delay and take reasonable steps to mitigate the consequences of the force majeure event.

If the hindrance lasts for two (2) months or longer, each Party may rescind the affected Order.

26.    Term and Termination

26.1    This Agreement shall commence on the closing date of the transaction contemplated by the Sale and Purchase Agreement in relation to the Transaction ("SPA") (such date, the "Effective Date"), subject to the condition precedent (aufschiebende Bedingung) that closing under the SPA took place.

26.2    This Agreement shall have an indefinite term. It may be terminated by either Party by 18 (eighteen) months' prior notice, but in no event with effect prior to 31 December 2032 ("Minimum Term") (in which case the termination notice has to be served by 30 June 2031 the latest). In the event that the Minimum Term is not extended, the terms and conditions of this Agreement shall remain applicable to any performance of obligations under this Agreement.

26.3    The right to termination for good cause (Kündigung aus wichtigem Grund) shall not be affected. For MTU, such good cause exists only if:

(i)    L'Orange repeatedly and continuously is in material non-compliance with Product Specifications; provided that in all cases L'Orange shall have the right to cure this breach within a reasonable period, which shall reflect commercially reasonable technical capacities and resources of L'Orange required to cure this

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

breach; in particular, given the importance of the long-term development and purchase commitments by MTU and its Affiliates towards L'Orange under this Agreement, (a) the reasonable period to cure this breach shall be no less than twelve (12) months, (b) MTU shall provide all reasonable efforts in supporting L’Orange’s efforts to cure such breach, and (c) for so long as such breach remains uncured, on a quarterly basis the matter must be elevated to each Party’s respective highest principal officer.

(ii)    L'Orange finally ceases to provide Contractual Services to MTU;

(iii)    a Party becomes insolvent, an application to initiate insolvency proceedings against a Party has been filed, any such application has been rejected due to lack of assets, any executions against a Party have been fruitless or any execution measures have been initiated against a Party which have not been cancelled within one (1) month (e.g. cancellation of seizure) (in this case, without prejudice to any other termination rights L'Orange may have, termination right also for L'Orange); or

(iv)    a Competitor Change in Control in L'Orange occurs and MTU has a reasonable basis to believe in good faith that the competitor gaining Control in L'Orange will cause a material breach of this Agreement by L'Orange, in which case this subsection (iv) shall apply. Should such Competitor Change in Control occur during the Minimum Term, MTU shall be entitled to exercise its right to terminate this Agreement by serving a termination notice within six (6) months from such Competitor Change in Control becoming effective; such termination notice shall end this Agreement twelve (12) months after having been served. In such case, [***];

(v)    a Competitor Change in Control in L'Orange occurs and MTU does not have a reasonable basis to believe in good faith that the competitor gaining Control in L'Orange will cause a material breach of this Agreement by L'Orange, in which case this subsection (v) shall apply. Should such Competitor Change in Control occur during the Minimum Term, MTU shall be entitled to exercise its right to terminate this Agreement by serving a termination notice within six (6) months from such Competitor Change in Control becoming effective; such termination notice shall end this Agreement twelve (12) months after having been served. In such case, MTU shall be obliged to compensate L'Orange for the fair market value of the future business lost by such termination. For this purpose, the fair market value of the future business lost shall be established by using valuation methodology and inputs (net present value of future cash flows, discount rates, EBITDA multiples, etc.) that are comparable to methodologies and inputs for

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

the valuation that are reasonable for M&A transactions of a similar business within the applicable industry. In such case, [***].

26.4    Termination notices have to be in writing.

26.5    In case of termination of this Agreement by either Party, except for cases in which L'Orange terminated this Agreement due to good cause, L'Orange shall immediately provide reasonable assistance to enable MTU to continue the provision of Contractual Services within due time. L'Orange shall in particular allow MTU to place final purchase Orders and provide any documentation, technical assistance and training as well as license any L'Orange IP rights required for the provision of Contractual Services. Except for cases in which L'Orange terminated this Agreement due to good cause, L'Orange will after termination of this Agreement further deliver Products to MTU based either on individual purchase orders or on a separate transition agreement to be concluded, until MTU has found a new supplier, but in no event longer than 12 (twelve) months after this Agreement has terminated. Such deliveries shall in no event lead to an extension of this Agreement.

26.6    Upon termination, either Party shall without undue delay (unverzüglich) return to the other Party all Confidential Information, Know-How as well as Background IP, unless provided otherwise in this Agreement.

26.7    The termination shall have no effect on already concluded individual Purchase Contracts.

27.    Competitor Change in Control

27.1    In the event (and only in the event) of a Competitor Change in Control, the following shall automatically become effective immediately upon the Competitor Change in Control:

27.1.1    [***]

27.1.2    [***].

27.1.3    [***].

27.1.4    [***].

27.1.5    [***].

27.2    In deviation from Section 27.1, Section 27.1.5 shall apply immediately prior to Competitor Change in Control and L'Orange shall notify MTU about such upcoming

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Competitor Change in Control in writing reasonably prior to such Competitor Change in Control, to enable MTU to exercise its right under Section 27.1.5(iv).

28.    Dispute Resolution

28.1    Any dispute or controversy arising out of or in relation to this Agreement including its existence, validity or termination ("Dispute") shall be settled amicably by negotiation between the Parties within 30 (thirty) days from the date of written notice of either Party of the existence of such Dispute.

28.2    Failing such amicable settlement, all Disputes shall be escalated by either Party to the "Management Board" consisting of representatives of both Parties at least of vice president level. Such Dispute shall be settled amicably by negotiations between the members of the Management Board within 30 (thirty) days from the date of the written notice of escalation.

28.3    Failing such amicable settlement by the Management Board, all Disputes shall be finally settled in accordance with the Arbitration Rules of the German Institution of Arbitration (Deutsche Institution für Schiedsgerichtbarkeit e.V. (DIS)) without recourse to the ordinary courts of law. Temporary relief (Einstweiliger Rechtsschutz) before the courts of the competent jurisdiction shall remain unaffected. If temporary relief is sought before the ordinary courts, the courts of Munich, Germany, shall have jurisdiction.

28.4    The place of arbitration is Munich, Germany. The arbitral tribunal consists of three arbitrators and the chairman shall be eligible for the office of a judge in Germany. The language of the arbitral proceedings is English. The arbitral tribunal shall also determine the costs of the arbitration proceeding, including reasonable attorney fees, and decide upon their allocation among the Parties.

28.5    The Parties undertake to keep confidential (i) all awards obtained in the arbitration, (ii) all materials submitted or created for the purposes of the arbitration and (iii) all other documents produced by a Party, in each case of (i) to (iii) except and to the extent that information or documents are (x) already lawfully in the public domain, or (y) disclosure thereof may be required by a Party to comply with mandatory law or to protect or pursue a legal right or to enforce or challenge an award granted in legal proceedings before a court.

28.6    Solely with respect to those instances in which this Agreement refers to this Section 28.6 and in the event in such instances the Parties could not otherwise reach an agreement on a reasonable price determination or reasonable cost determination or other value determination required in this Agreement, such reasonable determination of price, cost or other value in accordance with the principles agreed between the

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Parties for the relevant price, cost and/or other value shall be conducted by an independent and neutral expert or auditor (Sachverständiger oder Wirtschaftsprüfer) mutually agreed on by the Parties. Should the Parties not be able to agree on a neutral expert or auditor within ten (10) days, each Party shall have the right to refer the matter to the Chamber of Industry and Commerce Bodensee-Oberschwaben (IHK Bodensee-Oberschwaben) to determine the respective expert or auditor. The neutral expert or auditor shall make its decision in accordance with Section 317 of the German Civil Code (BGB) and the respective decision shall be binding and final unless it shows manifest errors. Any costs and expenses incurred by the neutral expert or auditor shall be borne equally by the Parties.

29.    Miscellaneous

29.1    No Breach of Agreement

29.1.1    Any claims of MTU or any of its Affiliates against L'Orange under this Agreement ("MTU Claim Basis") shall be excluded to the extent the facts relating to the MTU Claim Basis, (i) constitute a previous or continuing course of action that qualifies as a breach of the representations, warranties, guarantees, covenants or indemnification obligations (collectively, "Guarantees") provided by MTU pursuant to the SPA or this Agreement, or (ii) are caused by a breach of the TSA (during its term) by MTU or its Affiliates; in each case, such exclusions shall apply without regard to any applicable limitations in the SPA or the TSA that may preclude the enforcement of such Guarantees or corresponding claims under the TSA such as, without limitation, expiry of limitation period, de-minimis amount, threshold, caps, and disclosure schedules.

29.1.2    To the extent (i) this Agreement imposes on L'Orange any performance obligations in connection with Sections 4.2, 5.1, 7.2, 9, 10 and 12 ("Agreed Performance Standard"), and (ii) L'Orange’s actual performance during the last 12 months prior to the Effective Date would have constituted a breach of such Agreed Performance Standard, L’Orange shall for the first six (6) month period following the Effective Date be held only to the standard of L’Orange’s actual performance during the 12 month period prior to the Effective Date ("Baseline Performance Standard"). L'Orange shall thereafter endeavor to achieve the Agreed Performance Standard as soon as reasonably practicable, at improvement rates consistent with past performance improvement rates that L'Orange has demonstrated, or such greater improvement rates as can be reasonably expected by MTU (e.g., such as those reflected on mutually agreed scorecards), until the Agreed Performance Standard is achieved.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

29.2    Entire Agreement

This Agreement represents the entire provisions relating to the subject matter of this Agreement and replaces all previous provisions agreed between the Parties in respect of the subject matter of this Agreement, in particular the frame agreement between MTU und L'Orange (Rahmenvereinbarung) dated 30 July 2010 (document 20100205_Rahmenvereinbarung_L'O_MTU_12.doc). For the avoidance of doubt, any orders placed by MTU with L'Orange before the Effective Date and regarding the subject matter of this Agreement shall remain unaffected. Annexes form an integral part of this Agreement. No oral side agreements have been made.

29.3    Written Form Requirement

Amendments and modifications to or cancellation of this Agreement including its Annexes shall be made in writing in order to be valid. This shall also apply to the cancellation of this written-form requirement. For the avoidance of doubt, email and fax shall not be sufficient to comply with this written-form requirement.

29.4    Severability

Should any provision of this Agreement be or become, either in whole or in part, void, ineffective or unenforceable, then the validity, effectiveness and enforceability of the other provisions of this Agreement shall remain unaffected thereby. Any such invalid, ineffective or unenforceable provision shall, to the extent permitted by law, be deemed replaced by such valid, effective and enforceable provision as most closely reflects the economic intent and purpose of the invalid, ineffective or unenforceable provision regarding its subject-matter, scale, time, place and scope of application. The aforesaid rule shall apply mutatis mutandis to fill any gap that may be found to exist in this Agreement.

29.5    Notices

To the extent notifications or other declarations to the other Party have to be made in writing, email and fax shall be sufficient to comply with this written-form requirement.

29.6    Assignment

Without the respective other Party's prior written consent, no Party shall, in part or in whole, assign its rights and obligations under this Agreement. However, each Party may assign its contractual position (i.e. its rights and obligations as a whole) under this Agreement to its Affiliates upon the other Party's prior written consent; such consent must not be unreasonably withheld or delayed.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

29.7    Assignment of IP Rights

L'Orange may only assign any item of Foreground IP or Background IP to which a license is granted to MTU under this Agreement to any third party if such assignment does not affect the terms of the respective license granted to MTU, unless MTU agrees otherwise in writing. Any attempted assignment, directly or indirectly, made in breach of this Section 29.7 shall be null and void ab initio, and L'Orange shall indemnify and hold MTU harmless from and against any damage resulting therefrom.

29.8    Subcontracting

L'Orange shall not, without prior written consent of MTU, materially subcontract a substantial portion of the provision of any Contractual Service or parts thereof to third parties. Even if MTU consents to such subcontracting, L'Orange will remain fully responsible for the proper and timely provision of all Contractual Services. For the avoidance of doubt such consent must not unreasonably be withheld or delayed.

29.9    Language

This Agreement, its words and phrases are to be construed under German law paying regard to the use of English as language of convenience for both Parties. Terms in brackets shall have their meaning under German law without recourse to any other law.

29.10    Governing Law

Any and all legal relationships relating to this Agreement shall be governed exclusively by the laws of the Federal Republic of Germany, excluding the UN Convention on Contracts for the International Sale of Goods (CISG).

29.11    Order of Precedence

Except to the extent that any other provision of this Agreement provides to the contrary by express reference to the order of precedence of documents, if there is any inconsistency between this Agreement, any Order or any Annex, the documents will take the following order of precedence:

(i)    the body of this Agreement;

(ii)    the Annexes to this Agreement;

(iii)    accepted Order.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

29.12    Annexes

The following Annexes are part of this Agreement:

Annex 1:	Products, Product Prices (Table) Lead Times
Annex 2a:	[***]
Annex 2b:	[***]
Annex 3:	[***]
Annex 4:	MTU's General Specifications for Delivery
Annex 5:	Quality Assurance Standards, Template of the Quality Management Agreement
Annex 6:	Rolls-Royce Supplier Code of Conduct

Signed for and on behalf of	Signed for and on behalf of
L'Orange GmbH	MTU Friedrichshafen GmbH
Place, Date:	Place, Date:
Hamburg, Germany	Hamburg, Germany
1 June 2018	1 June 2018
Name:	Name:
/s/ Katherine Minski	/s/ Daniel Weiss
(Print)	(Print)
Title:	Title:
Based on Power of Attorney	Based on Power of Attorney

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex 1 to the Frame Development and Purchase Agreement – Price List

[***]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

Annex 2a to the Frame Development and Purchase Agreement – [***]

[***]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

Annex 2b to the Frame Development and Purchase Agreement – [***]

[***]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

Annex 3 to the Frame Development and Purchase Agreement – [***]

[***]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

Annex 4 to the Frame Development and Purchase Agreement – MTU’s General Specifications for Delivery

1.     Documentation

1.1   Delivery note

a)  The delivery note (Annex 1) should be issued in accordance with DIN 4991 and must contain the following data fields:

•    MTU order number(s)

•    MTU order item number (for multi-item orders only)

•    Delivery point (as specified in the order)

•    MTU material number(s)

•    Part name

•    Quantity being delivered

•    Type and quantity of individual load carriers / packages (euro-pallets, disposable cardboard boxes, etc.); if MTU load carriers are used: Material no. according to the MTU container management system (see Clause 4 d)

•    Total gross weight incl. unit of measure

•    Name and address of supplier, including point of contact for any queries

•    Delivery note number

•    Delivery note date

•    Shipping method (e.g. by truck)

•    Name of freight carrier / forwarder

•    Shipping terms (e.g. FCA)

•    special notes, e.g. reference to ESD Guidelines (in cases of electronic components), details as per order in cases of limited-life materials, uneven weight distribution, reference to special points of agreement or goods for consignment stock (where consignment stocking has been agreed), reference to any accompanying test certificate / initial sample test report (see Clause 3.3c)

b)  A separate delivery note must be issued for each delivery point.

1.2   Bill of lading

a)  The supplier must issue the forwarding agent one bill of lading per delivery point.

If necessary, the online form available on the MTU Purchasing website (www.mtu-online.com) may be used.

Attention must be drawn to any package peculiarities such as uneven weight distribution or non-stackables.

b)  Delivery note numbers must be listed on the bills of lading to ensure traceability.

c)  Where Europool load carriers are used, the bill of lading must contain details of type and quantity thereof.

d)  Associated delivery notes must be appended to the bill of lading. Bills of lading complete with delivery notes must be issued separately to the carrier.

e)  An additional weather-protected copy of the delivery note must be affixed firmly and visibly to the outside of the load carrier or package (for requirement see Clause 3.3 b).

f)   Where deliveries are made by the supplier, a bill of lading, whereas not mandatory, is recommended in the interests of ensuring fast processing of incoming goods.

1.3   Customs documents (non-EU consignments)

In addition to the delivery note and bill of lading, import processing also requires (Street: CMR bill of lading, Air: AWB, Sea: bill of lading):

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

General Specifications for Deliveries

•    Commercial invoice (or proforma invoice where consignment is free of charge)

•    Original preference documents (only where the goods are coming from a country which has a treaty with the EU), such as ATR, EUR.1, UZ Form A, etc.

Five copies of the commercial invoice or proforma invoice must be issued (2 for the carrier, 1 attached to the package, 1 inside the package, 1 to the MTU Customs Office) and must incorporate the following features:

•    Title: Commercial invoice or proforma invoice

•    Invoice number and date

•    Correspondence addresses of seller, buyer and consignee

•    Carrier

•    Port of departure/arrival

•    Incoterms

•    Terms of payment

•    MTU order number

•    MTU material number and name

•    Goods number (HS code)

•    Indication of origin

•    Quantity

•    Unit price and total price or the comment “For customs clearance only. No payment required!”

•    Net and gross weights

•    Type and quantity of packages The copy for the MTU Customs Office must arrive before the goods.

1.4   Documentation language

Documents, markings and delivery papers intended to identify the consignment must be in German or English.

Where statutory requirements (e.g. customs regulations) stipulate a different language, a German or English translation must be included.

2.     Component protection and packaging

2.1   General protection for components

All components must essentially be packaged in a manner which is suitable for the chosen mode of transport and which provides protection against:

a)  Corrosion (as per process standard MTV5066; see Clause 6.2)

b)  Soiling and contamination

c)  Damage, in particular to functional or sealing surfaces

d)  Electrostatic charging (where necessary)

e)  Buckling or breakage Packaging should be selected to offer the smallest possible dimensions and the smallest possible amount of unfilled space therein.

Packaging should also be chosen such that it enables packages to be stacked. Components should, for example, not be allowed to protrude over the top edge of the load carrier. Where they protrude laterally from the side of the carrier, collision guards must be attached.

Where cardboard boxes or similar are used, these must be robust enough, even after removal of transit protection, to permit safe storage and removal of individual components.

2.2   Specific protection for components

Protective measures over and above the general packaging requirements are specified by MTU Friedrichshafen in the form of (material number specific) packing instructions,

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2

General Specifications for Deliveries

which are agreed in advance with the relevant suppliers.

As a result, packing instructions do not replace these General Specifications for Deliveries, but simply augment them.

A valid packing instruction is included on the order or in the scheduled delivery call-off.

3.     Markings

3.1   ID Marking of packages

Packages must be marked with the following information in accordance with the example set out below (as per VDA Recommendation 4902):

•    MTU material number (where possible also in barcode form, EAN type 128)

•    Part name

•    Quantity per package (min. 12mm font size)

•    Delivery point (min. 12mm font size)

•    Delivery note number

Non-stackables and goods with uneven weight distribution and/or other special requirements (e.g. lashing) must have a clearly visible marking as per ISO 780 on their packaging.

Sample package label:

3.2   Special points of note for unitary multi-package deliveries

a)  Where deliveries are made using multi-item containers, the individual material numbers must be collated into sub-packages able to be handled individually.

b)  Multi-item containers must contain packages for a single delivery address only.

3.3   Marking of sub-packages

a)  The sub-package must be marked as follows:

•    MTU material number (where possible also in barcode form, EAN type 128)

•    Part name

•    Quantity per package (min. 12mm font size)

•    Expiry date where required on the order

Sample label for sub-package / small load carrier:

b)  The marking must be attached to the side of the load carrier / sub-package and must be clearly legible:

c)  Where the consignment is accompanied by a test certificate and/or an initial sample inspection report, this must be affixed in a protective envelope to the outside of the package in a manner analogous to Clause 3.3 b).

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

3

General Specifications for Deliveries

3.4   Miscellaneous

a)  To prevent confusion, any old markings still present (or remains thereof) must be removed from load carriers.

b)  Where a single material number is made up of more than one component, each type must be packaged together to form an individual set and must be labeled in such a way as to make it unambiguously clear which parts belong together. Where joint packaging is impracticable, the packages must be numbered clearly (min. 12mm font size) and contiguously using the following convention: “Package <x> of <y>“ (e.g. “Material no. 123, Package 2 of 5”). In this special instance, a packing list must be provided, showing the correct relationship of components to packages, with one “package level” packing list attached to each load carrier.

c)  With MTU reusable load carriers, marking labels should be placed in suitable card pockets.

Adhesive labels may not be used on MTU reusable load carriers.

d)  Labels should be adhered to cardboard boxes in a manner analogous

4.     Handling

a)  The damage-free condition of EUR pallets (1200 x 800 mm) and EUR wire-mesh boxes must be ensured as per the exchange criteria set out by the European Pallet Association EPAL

(Internet: www.epal-pallets.org).

Other EPAL load carriers and EPAL accessories (e.g. collars) are treated by MTU as disposable packaging.

EPAL load carriers are essentially exchanged via the freight carrier.

b)  Print products (e.g. newspaper, etc.) are not permitted to be used as packaging material.

c)  MTU reusable transportation containers / load carriers (e.g. small load carriers, wire-mesh boxes, etc.) may only be used where expressly agreed in the packing specification for the relevant material number.

d)  Composite consignments / unitary multi-package deliveries may not contain several different revision levels collated into a single package. Each material number must be packaged separately and be able to be transported individually.

e)  Where materials with limited lifespans for use are involved, consignments made up of products with several different expiry dates and/or production dates may not be made.

f)   Packages must be collated to form a single consignment unit able to withstand the rigors of transit and must be secured against sliding around during transit. Suitable means of securing the load must be provided (e.g. belt eyes, lashing points).

g)  Load carriers and packages weighing over 25 kg must permit drive-in access underneath (min. 100 mm drive-in height). Sub-packages and small load carriers are subject to a maximum weight limit of 15 kg. Small load carriers and cardboard boxes lashed together are subject to a maximum height limit of 1 m and a maximum weight limit of 1.5 t (where component geometry permits).

5.     Disposal of packaging

a)  Where disposable packaging is used, this should be kept to a minimum in terms of both volume and weight.

b)  Environmentally friendly and recyclable materials must be used for all packaging.

c)  Combinations of materials (e.g. iron clamps, nails in wood) must be kept to a minimum and must be able to be separated easily after use.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

4

General Specifications for Deliveries

d)  Packaging labels must not be allowed to impair recyclability (no adhesive PVC labels on cardboard boxes).

e)  Unless special agreement has been reached (e.g. loan containers listed in an MTU packing instruction) between MTU and the supplier, essentially no packaging will be sent back.

6.     Miscellaneous

6.1   Exceptions clause

Deliveries which do not comply with these General Specifications for Deliveries must be approved in advance by MTU Friedrichshafen GmbH and must carry special reference to this fact on the delivery note and the package(s) involved.

6.2   Other applicable regulations

a)  These General Specifications for Deliveries do not release the supplier from currently applicable statutory requirements.

b)  In the case of components required by specification to meet special standards of cleanliness, standards MTN5253-1 and/or MTN5253-2 must be observed.

c)  For components at risk of corrosion, the requirements of process standard MTV 5066 must be met.

d)  In cases of materials with limited lifespans for use, process standard MTV5005 applies.

e)  Where timber packaging is used in cases of deliveries coming from non-EU countries, the requirements of the IPPC (“International Plant Protection Convention”) standard ISPM

(“International Standards for Phytosanitary Measures”) No. 15 must be observed.

f)   Where the MTU packing instruction requires the use of reusable load carriers, the “General Regulations on Management of Containers” must be followed.

g)  All applicable standards, guidelines and regulations are available for inspection on the MTU Purchasing website (www.mtu-online.com).

Version date: February 2016

MTU Friedrichshafen GmbH

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

5

General Specifications for Deliveries

Annex 1

Bloggs & Sons

Main St. 1 D-77777 Anytown

Customer	Delivery note

MTU Friedrichshafen GMBH P.O. Box 88040 Freidrichshafen	Delivery note no.	Date
	571 12392	10.11.09

Administrator/Contact
Mr. Doe
Consignee/Delivery point
	Tel.	Fax
MTU Plant 2 – Bay 34 DOMÄNENSTRASSE 88047 FRIEDRICHSHAFEN	07 11-777777 E-mail address blogs@sons.com	07 11-777770

Items dispatched
Plant 0001 77777 Anytown

Destination country
Germany

Shipping method	Truck haulage
Carrier	Bloggs
Shipping terms	FCA

Consignment ref.	Quantity	Package	Total gross weight	Total net weight
712392-001-002	2	KLT-6428	28.300 kg	19.500 kg

Order no.		Order information
Order item	Material number	Designation / Customer part number	Quantity	ME

177789131	Order no. 155-1080311 dated Oct 15, 09

0010	3931070220	Oil separator	50	pcs.
		Net weight per item	0.390	kg

0020	4891235410	Bearing shell	10	pcs.
		Net weight per item	0.580	kg.

The delivery contains the following packaging:

2KLT-6428

1KLT-1234

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

6

Annex 5 to the Frame Development and Purchase Agreement

Quality Assurance Agreement

between

MTU Friedrichshafen GmbH

Maybachplatz 1

88045 Friedrichshafen

– hereinafter referred to as 'Customer' –

and

Company

Street address/Post Office box

Town, zip/postal code

– hereinafter referred to as 'Supplier' –

Revision

As at:

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

Table of Contents:

0.	PREAMBLE	3
1.	OBJECT OF THE CONTRACT	3
2.	GENERAL QUALITY ASSURANCE PROVISIONS	3
3.	MAXIMUM DEFECT RATES	3
4.	CALCULATION OF DEFECT RATE	4
5.	CONSEQUENCES OF EXCEEDING THE AGREED DEFECT RATES	5
6.	RELATION TO FRAMEWORK AGREEMENT	6
7.	DEFINITION OF TARGETS FOR PPM AND NUMBER OF QL-REPORTS (LINECALLS P.A)	6

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2

0.    Preamble

The Customer and the Supplier are parties to a framework agreement concluded in (hereinafter referred to as the 'framework agreement'), of which the subject is the delivery to the Customer by the Supplier of products individually named in the framework agreement.

Among other things, this framework agreement makes provisions for certain quality management requirements whose purpose is to reduce the costs for defective products and to avoid materials defect liability and product liability claims being made by the Customer's customers.

The aim of this Quality Assurance Agreement is to ensure supply quality on a long-term basis. Supply quality is to be assured through the consistent implementation of quality improvement measures. To this end, maximum defect rates are to be specified, as are the consequences that arise when such defect rates are exceeded.

On the above basis, the parties conclude the following quality assurance agreement:

1.    Object of the contract

1.1    The subject of this quality assurance agreement is the extension of existing quality management requirements regarding component quality and maximum defect rates on Supplier's products which are to be delivered to the Customer in the form of individual parts, engine components or project-specific systems components (so-called 'zero hours products'). It also stipulates the extended applicability of the framework agreement to further products and the legal consequences which arise when the products fail to meet the requirements with respect to the agreed component quality and maximum defect rate.

This quality assurance agreement refers to products delivered against vendor number on the basis of initial sample or batch orders.

All delivery items defined above are hereinafter referred to as 'products'.

2.    General quality assurance provisions

2.1    The Supplier undertakes to manufacture and inspect all products in accordance with the framework agreement specifications and quality assurance standard MTQ 5003 as attached hereto.

Addendum: Since October 1, 2013, the two quality assurance standards MTQ5011 and MTQ5003 have been amalgamated into MTQ5003.

3.    Maximum defect rates

3.1    The maximum defect rates for given products as agreed in the following are calculated on the basis of ppm (parts per million). To take into account changes due to return deliveries, inspections, and investigations, the contract parties shall evaluate and determine the actual defect rates in review meetings that take place at suitable intervals.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

3

3.2    Inasfar as no other agreement has been reached between the contract parties, and in the context of the Continuous Improvement Process and zero-defect target, all target values named under paragraph 7 of this agreement shall be automatically reduced by     % per year based on the given target value of the previous year on expiry of the specified period.

4.    Calculation of defect rate

4.1    The actual defect rate in ppm that has arisen for a specific product owed under the contract is calculated as follows:

Number of acknowledged defects per calendar year x 1,000,000
Number of incoming units per calendar year

4.2    The number of incoming units is defined as the total number of units supplied to the Customer in one calendar year of an individual product named in this agreement. Not to be included in this number are repeat deliveries effected in connection with QL-reports, or returned parts. To this extent, the Customer's LQA data bank provides the data basis. A comparison with Supplier data shall be effected monthly by the relevant technical departments.

4.3    The number of defects is defined as the total number of a given product on which, in a calendar year, deviations from the contract specifications of the Customer – in particular, from drawings or applicable standards – are identified with respect to one or more of the contractually agreed quality characteristics. Other subsidiary agreements (in the sense of agreements that do not concern the required product properties or specifications) contained in order placement texts shall not be relevant to the determination of the number of acknowledged defects or number of incoming units within the context of this quality assurance agreement. To this extent the data basis shall be provided by the LQA data bank of the customer. A comparison with Supplier data shall be effected monthly by the relevant technical departments.

4.4    Defects are considered to be acknowledged when the Supplier upon formal written notification of the specific defects by the Customer does not provide feedback within 2 weeks of receipt of the QL-report. In the event that no agreement can be reached regarding the acknowledgment of a defect on an individual product, a settlement shall be reached at the end of the year in a routine meeting between the parties or, if necessary, during the year.

4.5    If products for which no defects have been reported by the Customer are recalled by the Supplier for inspection, whereby recall does not affect the production operations of the Customer, the said defects shall not be regarded as acknowledged. The SAP report shall be deleted on re-delivery of the products.

4.6    Assessment of the Supplier's performance by the Customer shall therefore remain unaffected.

4.7    If the Customer has a reasonable basis to believe not only an individual part to be defective, but also the Customer's further stocks of that part, the Customer shall be entitled to inspect the entire stock of the product in question himself or to have the inspection carried out by the Supplier or a third party. The Supplier shall reimburse the Customer with reasonable expenses in connection with such inspection.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

4

In this case, the number of acknowledged defects is the actual number of defective products counted. If an inspection is carried out at the Supplier's site, whereby the number of defective parts is not known in advance, 100% of the defective products counted shall always be taken as the number of acknowledged defects, insofar as no other agreement is made

5.    Consequences of exceeding the agreed defect rates

5.1    The Supplier takes reasonable measures necessary to ensure that the zero defects target is consistently met.

5.2    If the defect rates exceed the agreed defect rates in two consecutive months, or if a Linecall arises due to a deviation on a contractual product(a Linecall is a malfunction that leads to delays in or to shutdown of the production operations), the Supplier shall implement the measures described in more detail in subparagraphs 5.3 to 5.7. If the average defect rate in ppm or the number of QLreports in a calendar year exceeds the agreed target by more than 10%, the Supplier shall likewise implement the measures stipulated in subparagraphs 5.3- 5.7 at the beginning of the following year.

5.3    A qualified 100% outgoing goods inspection shall be instated at the expense of the Supplier within 10 days after the end of the month. If a 100% outgoing goods inspection has already been instated, this shall be supplemented by a further inspection in accordance with the two-man rule.

5.4    The type, method and location of the inspection(s) shall be based on the causal defect occurrence. If necessary, the inspection part spectrum can be limited to certain models, series or part families after joint inspection by the Supplier and Customer.

5.5    Documentation of the inspection(s) shall be presented to MTU on demand.

5.6    All defects which occur following introduction of the 100% outgoing goods inspection shall be analyzed in a risk assessment (e. g process FMEA) and corrective measures shall be defined. In this case, both the defect cause in the manufacturing process and the cause of the inspection slip are considered. A revision is effected if risk assessments already exist.

5.7    The measures taken as a result of the risk assessment shall be presented to MTU on demand in a quality assurance meeting. Regardless of the exceeding of the agreed defect rate, the Customer is at any time entitled to schedule additional quality assurance meetings and/or visits to the Supplier.

The measures set out in subparagraphs 5.3-5.7 shall continue to be conducted until the defect rate either meets or falls short of the agreed ppm target values for six months consecutively and until the Linecall target values are met with no Linecall registered for the specific defect. Furthermore, the causal weak points in the manufacturing and/or inspection process must be verifiably eliminated by implementing suitable measures, e.g. auditing of the manufacturing process and identification of the weak points.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

5

6.    Relation to framework agreement

6.1    This quality assurance agreement solely serves as a supplement for or more detailed specification of the terms of the framework agreement, the validity of which remains unaffected. In the event of deviations or discrepancies between this quality assurance agreement and the framework agreement the framework agreement shall prevail.

6.2    If the existing quality assurance agreement affects products that were not previously the subject of the framework agreement, it is agreed that the framework agreement according to subparagraph 6.1 of the existing agreement shall also apply to these products.

7.    [***]

[***].

L'Orange	MTU Friedrichshafen GmbH

Place, Date	Place, Date

(Stamp, Signature of Supplier)	(Stamp, Signature of Supplier)

L‘Orange	MTU Friedrichshafen GmbH

Place, Date	Place, Date

(Stamp, Signature of Customer)	(Stamp, Signature of Customer)

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

6

Evans – LTSA Annex 5 – Attachment to Annex 5 – QAA – MTQ5003-MUNLIB01

QUALITATSSICHERUNGSNORM / QUALITY MANAGEMENT STANDARD	März 2017 March 2017

Qualitätssicherungsnorm für Lieferanten von Produktionsmaterial und Projektsystemgeschäft (PSG) - Komponenten
Quality Assurance Standard for Suppliers of Production Material and
Project System Business (PSB) - Components

MTQ5003

Ersatz fȕr Ausgabe 11.2014	Replaces Edition 11.2014

The English version is a translation. In case of dispute the Ger- men original will govern.

Vorwort

Diese Qualitätssicherungsnorm ist Bestandteil des Liefervertrags mit Rolls-Royce Powersys-tems (RRPS) und der Geschäftsbeziehung zwischen Auftragnehmer / Lieferant– nachfolgend AN genannt - und RRPS. Gegenstand der Qualitätssicherungsnorm sind alle vom AN gelieferten Produkte. Der AN sichert zu, alle erforderlichen personellen, organisatorischen, sachlichen und fi-nanziellen Ressourcen einzusetzen, um die Qualität seiner Produkte sicherzustellen.

Die Einhaltung der Regeln dieser Qualitätssicherungsnorm wird RRPS gemeinsam mit dem AN langfristig Vorteile auf dem Markt sichern und ist damit Garant für eine erfolgreiche Partner-schaft.

Preface

This quality assurance standard forms part of the supply contract concluded with RRPS and the business relationships between CONTRACTOR and RRPS.

Subject of the quality assurance standard are all products supplied by the CONTRACTOR. The CONTRACTOR warrants to employ all the human, organizational, material and financial resources required to ensure the quality of the products.

Compliance with the rules of this quality assurance standard will safeguard long-term advantages in the market for RRPS together with the CONTRACTOR and is therefore a guarantee for successful cooperation.

Fortsetzung Seite 2 bis 20 Continued on pages 2 to 20
Bearbeitet Compiled by:	Geprüft Checked by:	Freigegeben Approved by:	Änderungsdienst TQZS Amendment Service TQZS	Ordnungs-Nr. Order No.
gez./sign. Klischowski Müller	gez./sign. Klischowski	gez./sign. Gotterbarm	1/2017	F17
MTU Friedrichshafen GmbHFür diese Werknorm behalten wir uns alle Rechte vor All rights reserved for this MTU Factory standard

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 2 von/of 20

Inhalt / Contens		Seite / Page
1	Begriffsdefinition	4
1	Definition of Terms	4
1.1	Qualifizierung	4
1.1	Qualification	4
1.2	Produktkategorien	4
1.2	Product Categories	4
1.2.1	Prototypen	4
1.2.1	Prototypes	4
1.2.2	Vormuster	4
1.2.2	Preliminary Samples	4
1.2.3	Erstmuster	5
1.2.3	Initial Samples	5
1.2.4	Projektsystemgeschäft (PSG)-Komponenten	5
1.2.4	Project System Business (PSB)- Components	5
2	Qualitätsmanagementsystem	5
2	Quality Management System	5
2.1	Qualitätsmanagementsytem des AN	5
2.1	Contractor’s Quality Management System	5
2.2	Qualitätsmanagementsystem des Unterauftragnehmers	5
2.2	Subcontractor’s Quality Management System	5
2.3	Audit	6
2.3	Audit	6
2.4	Information, Änderungsmanagement und Dokumentation	6
2.4	Information, Change Management and Documentation	6
3	Produktentstehungsprozess	7
3	Product Creation Process	7
3.1	Planung, Freigabe	7
3.1	Planning, Approval	7
3.2	Key Characteristics (KC)	8
3.2	Key Characteristics (KC)	8
4	Produktionsprozess- und Produktfreigabe	8
4	Production Process and Product Approval	8
4.1	Qualitätsprüfung und Dokumentation für Vor-/ Erstmuster und PSG-Komponenten	8
4.1	Quality Inspection and Documentation for Preliminary/Initial Samples and PSB Components	8
4.2	Vor- und Erstmuster von Guss- und Schmiederohteilen	9
4.2	Preliminary and Initial Samples of Raw Castings and Forgings	9
4.3	Gegenprüfungen durch RRPS	10
4.3	Verification Inspections by RRPS	10
4.3.1	Begriffsdefinition Prüfarten	10
4.3.1	Inspection Type Definitions	10
4.3.2	Freigabe durch RRPS	11
4.3.2	Approval by RRPS	11
4.4	Kennzeichnung	11
4.4	Marking	11
4.5	Anlieferung	12
4.5	Delivery	12
4.6	Aussetzen der Fertigung und reduzierte Bemusterung	12
4.6	Discontinuation of Production and Reduced Sampling	12
4.7	Vordrucke für Prüfbericht für Vor-/ Erstmuster und PSG-Komponenten	12
4.7	Templates for Inspection Reports for Preliminary/Initial Samples and PSB Components	12
4.8	Rückstellmuster	13
4.8	Reference Samples	13

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 3 von/of 20

5	Serienbegleitende Qualitätsmaßnahmen	13
5	Series Related Quality Assurance Measures	13
5.1	Kennzeichnung	13
5.1	Marking	13
5.2	Rückverfolgbarkeit	13
5.2	Traceability	13
5.3	Prüfung im Wareneingang - Serie	14
5.3	Incoming Goods Inspection - Series	14
5.4	Sicherstellung der Serienqualität	14
5.4	Assurance of Series Quality	14
5.4.1	Requalifizierung - Serie	14
5.4.1	Requalification - Series	14
6	Qualitätsziele	15
6	Quality Objectives	15
6.1	Fehlerfreie Lieferung / AN-Entwicklung	15
6.1	Zero Defect Supply / Contractor Development	15
7	Änderungen / Abweichungen der Spezifikationen (Normen, Zeichnungen, Lastenheft usw.); Änderungen im Lieferumfang	16
7	Changes/Deviations of Specifications (standards, drawings, requirements specifications, etc.); Change to Scope of Supply	16
7.1	Antrag auf Abweichungslaubnis (AE)	16
7.1	Application for Deviation Approval	16
7.2	Änderungsantrag	17
7.2	Application for Change	17
7.3	Kosten	17
7.3	Costs	17
7.3.1	Qualifizierung	17
7.3	Qualification	17
7.3.2	Antrag auf Abweicherlaubnis / Konstruktionsänderungsantrag / Änderungsantrag	17
7.3.2	Application for Deviation Approval / Application for Design Change / Applic. for Change	17
8	Behandlung von Beanstandungen	18
8	Handling of Complaints	18
8.1	8-D-Report	18
8.1	8-D-Report	18
8.2	Annahme unter Vorbehalt	18
8.2	Conditional Acceptance	18
8.3	Rückversand	18
8.3	Return Shipments	18
8.4	Montageversorgung	18
8.4	Assembly Supply	18
8.5	Nachbesserung durch Dritte	19
8.5	Rectification by Third Parties	19
9	Versicherungspflicht des AN	19
9	Contractor’s Obligation to Take out Insurance	19
10	Lieferantenbewertung	19
10	Contractor Assessment	19
11	Arbeitssicherheits- und Umweltschutzvorschriften	20
11	Health & Safety and Environmental Regulations	20

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 4 von/of 20

1. Begriffsdefinition	1. Definition of Terms
1.1 Qualifizierung	1.1 Qualification

Die Qualifizierung von Produkten umfasst die Er-bringung von Nachweisen für die Eignung des Pro-duktionsprozesses und die Erfüllung aller verein-barten Produkteigenschaften. Der Abschluss des Qualifizierungsprozesses seitens des AN erfolgt durch die Produktionsprozess- und/ oder Produkt-freigabe.

The qualification of products comprises providing proof of the suitability of the production process and compliance with all product properties agreed. Completion of the qualification process on the part of the contractor is performed by way of the production process and/or product approval procedure.

1.2 Produktkategorien	1.2 Product Categories
Die nachstehend beschriebenen Produktkategorien werden in der jeweiligen Bestellung für das Ver-tragsprodukt ausgewiesen.	The product categories described below are specified in each order for a contractual product.
1.2.1 Prototypen	1.2.1 Prototypes

Prototypen sind Produkte, die nicht für die Qualifi-zierung verwendet werden. Die Herstellung erfolgt nicht zwingend mit den für die spätere Serienferti-gung vorgesehenen Betriebsmitteln, Verfahren und Bedingungen. Beispiele für Prototypen sind Produk-te, die im Rapid Prototyping-Verfahren hergestellt werden, Baumuster und Versuchsteile.

Der Umfang von Nachweisen für die Freigabe von Prototypen ist fallbezogen zwischen RRPS und dem AN abzustimmen.

Prototypes are products which are not used for the qualification process. They are not necessarily manufactured using the same production equipment, processes and conditions as those envisaged for later series production. Examples of prototypes are products manufactured with the rapid prototyping process, design samples and experimental samples.

The scope of proofs to be provided for the approval of prototypes shall be agreed between RRPS and the contractor on a case-to-case basis.

1.2.2    Vormuster

Vormuster sind Produkte für die Qualifizierung, die noch nicht zwingend mit den für die spätere Serien-fertigung vorgesehenen Betriebsmitteln, Verfahren und Bedingungen hergestellt wurden. Ziel ist es, die Vormuster unter seriennahen Bedingungen herzu-stellen.

Vormuster werden in der Regel beschafft, wenn die Produkteigenschaften lt. Spezifikation und/ oder der Produktionsprozess noch nicht final für die Serie definiert sind.

Die vorläufige Produktionsprozess- und Produkt-freigabe erfolgt nach dem Freigabeprozess, der in Abschnitt 4 näher beschrieben wird.

Die Vormusterfreigabe stellt keine Freigabe für die Serienlieferung dar.

1.2.2    Preliminary Samples

Preliminary samples are products intended for the qualification process that were not necessarily manufactured yet using the same production equipment, processes and conditions as those envisaged for later series production. It is the objective to manufacture the preliminary samples under conditions that are close to series production.

Preliminary samples are usually obtained if the product properties defined in the specifications and/or the production process are not yet finally defined for series production.

The preliminary production process and product approval follows the approval process described in more detail in section 4.

Preliminary sample approval does not constitute approval for series product shipments.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 5 von/of 20

1.2.3 Erstmuster	1.2.3 Initial Samples

Erstmuster sind Produkte für die Qualifizierung, die vollständig mit serienmäßigen Betriebsmitteln und unter serienmäßigen Bedingungen hergestellt wur-den und, bei stabilem Produktionsprozess, der späteren Serienfertigung hinsichtlich Maßen, Werk-stoffen, Werkstoffeigenschaften und Funktionen entsprechen.

Die Produktionsprozess- und Produktfreigabe er-folgt nach dem Freigabeprozess, der in Abschnitt 4 näher beschrieben wird. Eine Serienlieferung darf nur nach einer Erstmusterfreigabe durch RRPS erfolgen.

Initial samples are products intended for the qualification process that are manufactured completely with series-production equipment and under series-production conditions and correspond to the later series products with regard to dimensions, materials, material properties and functions, produced in a stable production process.

The production process and product approval follows the approval process described in more detail in section 4. A series product shipment shall not be made until initial sample approval by RRPS Frie-drichshafen is obtained

1.2.4 Projektsystemgeschäft (PSG)- Komponenten	1.2.4 Project System Business (PSB)- Components

PSG-Komponenten sind Produkte, welche nicht unter Serienbedingungen hergestellt werden. Bei-spiele hierfür sind Einzelkomponenten oder Klein-stückzahlen mit spezifischen Projektanforderungen.

Die Qualifizierung von PSG-Komponenten umfasst im Unterschied zu Vor- und Erstmustern nur die vereinbarten Produkteigenschaften und schließt mit der Produktfreigabe ab. Die generelle Freigabe der Produktionsprozesse incl. Fertigungs- und Prüfver-fahren erfolgt für PSG-Komponenten in der Regel im Rahmen der Auditierung des AN.

Project system business (PSB) components are products which are not manufactured under series-production conditions. Examples are single components or small-volume orders involving specific project requirements.

In contrast with preliminary and initial samples, the qualification of PSB components covers only the product properties agreed and is completed on product approval. The general approval of the production processes including manufacturing and inspection/test procedures for PSB components is usually performed within the scope of contractor auditing.

2 Qualitätsmanagementsystem	2 Quality Management System
2.1 Qualitätsmanagementsytem des AN	2.1 Contractor’s Quality Management System

Um die einwandfreie Qualität ihrer Produkte und Dienstleistungen gewährleisten zu können, müssen die AN mindestens über ein zertifiziertes Qualitäts-managementsystem nach ISO 9001 in der jeweils aktuellen Ausgabe verfügen und danach verfahren. Verbunden damit ist die Verpflichtung des AN zur Null-Fehler-Zielsetzung und der kontinuierlichen Verbesserung seiner Leistungen.

Im Projektsystemgeschäft kann in Einzelfällen nach entsprechender Prüfung durch die Qualitätsabtei-lung von dieser Forderung abgewichen werden.

Contractors must have and use at least a certified quality management system based on the ISO 9001 standard in the current version at any one time in order to be able to ensure the required quality of their products and services. This involves the contractor’s obligation to aim for zero-defect production and continuous improvement of performance.

In the context of Project Systems Business, this requirement may be waived in individual cases following appropriate investigation by the Quality department.

2.2 Qualitätsmanagementsystem des Unterauftragnehmers	2.2 Subcontractor’s Quality Management System

Vergibt der AN Aufträge an Unterauftragnehmer, so hat er RRPS darüber rechtzeitig zu informieren und sicherzustellen, dass die Forderungen dieser Quali-tätssicherungsnorm ebenfalls durch den Unterauf-tragnehmer eingehalten werden. Bei nicht zertifi-zierten Unterauftragnehmern hat der AN die Quali-tät aufgrund seiner Systemverantwortung in geeig-neter Art und Weise sicherzustellen. Der Wechsel des Unterauftragnehmers ist RRPS rechtzeitig an-zuzeigen.

If the contractor awards contracts to subcontractors, the contractor shall inform RRPS at the point of decision prior to implementation and make sure that the requirements of this quality management standard are also complied with by the subcontractor. If non-certified subcontractors are employed, the contractor shall take suitable measures to safeguard quality in view of contractor’s system responsibility. Any change of subcontractor shall be notified to RRPS at the point of decision prior to implementation.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 6 von/of 20

2.3 Audit	2.3 Audit

Der AN gestattet RRPS, durch Audits festzustellen, ob seine Qualitätssicherungsmaßnahmen die For-derungen von RRPS erfüllen. RRPS behält sich vor, AN sowie gegebenenfalls Unterauftragnehmer zu auditieren. Nach vorheriger Ankündigung wird der AN selbst kurzfristige Terminwünsche ermögli-chen.

Der AN gewährt RRPS und - soweit erforderlich - dessen Kunden Zutritt zu allen Betriebsstätten, Prüfstellen, Lagern und angrenzenden Bereichen sowie Einsicht in qualitätsrelevante Dokumente. Dabei werden notwendige und angemessene Ein-schränkungen des AN zur Sicherung seiner Be-triebsgeheimnisse akzeptiert.

RRPS teilt dem AN das Ergebnis dieser Audits mit. Sind aus Sicht von RRPS Maßnahmen erforderlich, verpflichtet sich der AN, unverzüglich einen Maß-nahmenplan für sich zu erstellen, diesen fristge-recht umzusetzen und RRPS hierüber zu unterrich-ten.

The contractor grants RRPS the right to conduct audits to verify that the quality assurance measures meet RRPS’s requirements. RRPS reserves the right to audit both the contractor and, if required, the sub-contractor. The contractor shall facilitate scheduling of audits even at very short notice.

The contractor permits RRPS and - where necessary - its customers access to all operating facilities, test areas, stores and peripheral areas, as well as the inspection of quality-relevant documentation. In this respect, the necessary and reasonable restrictions to protect the contractor’s company secrets will be accepted.

RRPS will inform the contractor about the results of such audits. If, from RRPS’s point of view, corrective actions should be required, the contractor is obliged to immediately establish an action plan and to implement this as scheduled and inform RRPS accordingly

2.4 Information, Änderungsmanagement und Dokumentation	2.4 Information, Change Management and Documentation

Der AN erhält von RRPS den letztgültigen Stand der technischen Unterlagen im Änderungsdienst und muss sicherstellen, dass dieser von allen be-troffenen Stellen immer beachtet wird. Der AN muss prüfen, ob ihm alle benannten technischen Unterlagen zur Verfügung stehen. Entsprechend dieser Vorgehensweise hat der AN auch seine Unterauftragnehmer einzubeziehen.

Wird erkennbar, dass getroffene Vereinbarungen wie z.B. Qualitätsmerkmale, Termine, Liefermen-gen nicht eingehalten werden können, informiert der AN RRPS hierüber unverzüglich. Der AN wird RRPS auch über alle nach Auslieferung erkannten Abweichungen unverzüglich in Kenntnis setzen. Im Interesse einer schnellen Lösung verpflichtet sich der AN zur Offenlegung aller benötigten Informatio-nen (siehe Abschnitt 7).

Der AN verpflichtet sich, vor

The contractor receives the latest revision of the technical documentation subject to amendments service from RRPS and must ensure that it is always adhered to by all departments involved. It is the contractor’s duty to verify that all technical documents referred to are available. The contractor must also involve any subcontractors accordingly in this procedure.

If it becomes obvious that agreed elements such as quality characteristics, schedules or delivery quantities cannot be fulfilled, the contractor shall inform RRPS about this without delay. The contractor shall also inform RRPS immediately about all deviations recognized after delivery. With a view to achieving a quick solution, the contractor shall disclose all necessary information (see section 7).

The contractor is obliged to obtain authorization from RRPS before

a)  Wechsel des Unterauftragsnehmer

b)  Verlagerung von Fertigungsstandorten

c)  Änderung von Prüfverfahren/ -einrichtungen

d)  Verlagerung von Fertigungseinrichtungen am Standort

e)  Änderung von Fertigungsverfahren, - abläufen und –materialien (auch bei Unterlieferanten)

f)   Änderungen der Verpackung

die Zustimmung von RRPS einzuholen und die in diesem Zusammenhang vereinbarten Qualitäts-nachweise für eine Prozess- und Produktfreigabe zu erbringen (siehe Abschnitt 3 und 7).

a)  changing a subcontractor

b)  relocating production sites

c)  modifying test procedures or equipment

d)  relocating production facilities within a site

e)  modifying any production procedures, sequences and/or materials (also at sub-suppliers)

f)  modifying packaging

and to provide the agreed quality-related evidence for process and product approval accordingly (see section 3 and 7).

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 7 von/of 20

Bei PSG-Komponenten ist die Information und Zu-stimmung von RRPS zu den Punkten c), d) und e) nur notwendig, wenn das Risiko einer Veränderung von Form, Fit, Function besteht oder wenn zu den Punkten c), d) und e) seitens RRPS spezifische Anforderungen definiert wurden. Die Punkte a) und b) sind in jedem Fall der RRPS anzuzeigen. Der Qualifizierungsumfang für PSG-Komponenten ist in diesem Zusammenhang jeweils mit RRPS abzu-stimmen.

Sämtliche Änderungen am Produkt und in der Pro-zesskette von erstmusterpflichtigen Bauteilen wer-den vom AN in einem Produktlebenslauf dokumen-tiert und RRPS auf Verlangen vorgezeigt.

Die Bemusterungsunterlagen sind mindestens 12 Jahre aufzubewahren.

Die Protokolle der Wareneingangsprüfungen (be-treffend Zulieferteile und sonstige Vorprodukte der Unterauftragsnehmer), der Funktions-, Zuverlässig-keits- und Lebensdauertests, der Ausgangsprüfun-gen sowie gegebenenfalls der Fehleranalysen wer-den beim AN über den gesamten Produktlebens-zyklus, mindestens aber 12 Jahre, aufbewahrt. Der AN gewährt RRPS auf Wunsch Einsicht in die Auf-zeichnungen. In Einzelfällen kann RRPS eine län-gere Aufbewahrungsfrist verlangen.

For PSB components, providing information to and obtaining authorization from RRPS in relation to the items c), d) and e) is only required if there is a risk of changing form, fit, function or if specific requirements were defined by RRPS regarding items c), d) and e). RRPS must always be informed in any case about any change in relation to a) or b). The scope of qualification for PSB components must be agreed with RRPS accordingly.

All changes to the product and process chain of parts that are subject to initial sampling shall be documented by the contractor in a product history which shall be submitted to RRPS on request.

The sampling documentation shall be kept on file for at least 12 years.

The records of incoming goods inspections (as regards bought-in parts and other pre-production items from subcontractors), the functional, reliability and durability tests, the final inspections and, if necessary, the failure analyses shall be filed and kept by the contractor for the complete product life cycle, however, at least 12 years. The contractor shall permit RRPS the inspection of these records on request. RRPS shall be entitled to demand a longer period of retention on a case-to-case basis.

3 Produktentstehungsprozess	3 Product Creation Process
3.1 Planung, Freigabe	3.1 Planning, Approval

Im Zuge der Vertragsprüfung wird der AN nach Erhalt aller technischen Unterlagen wie Spezifikati-onen, Zeichnungen, Stücklisten, CAD-Daten die Realisierbarkeit sofern nicht anders vereinbart auf Basis einer Herstellbarkeitsanalyse prüfen. Dabei erkannte Mängel und Risiken sowie Verbesse-rungsmöglichkeiten teilt der AN RRPS unverzüglich mit. Wenn nicht anders vereinbart, ist die Herstell-barkeitsanalyse zusammen mit dem Angebot an den Einkauf zu senden. Entsprechende Formulare siehe unter:

http://www.mtu- online.com/mtu/einkauf/downloads/index.de.html

Der AN führt eine Prozessplanung (Arbeitspläne, Prüfpläne, Betriebsmittel, Werkzeuge, Maschinen etc.) durch. Die Produktqualität interner und externer Erzeugnisse wird durch angemessene Maßnahmen bspw. Audits überwacht.

In the course of contract review, the contractor shall check the feasibility on the basis of a feasibility study after receipt of all technical documents such as specifications, drawings, parts lists, CAD data. The contractor shall inform RRPS without delay of any defects or risks as well as possible improvements recognized in this process. Unless otherwise agreed, the feasibility study shall be sent to Purchasing together with the offer. For the appropriate form, refer to:

http://www.mtu- online.com/mtu/einkauf/downloads/index.de.html

The contractor shall maintain a process plan (work plans, inspection plans, production equipment, tools, machines, etc.). The product quality of internal and external products shall be monitored by appropriate measures such as, for example, audit procedures.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 8 von/of 20

3.2 Key Characteristics (KC)	3.2 Key Characteristics (KC)

Für KC muss grundsätzlich die Prozesssicherheit nachgewiesen werden (cpk ≥ 1,67). Alternativ ist eine 100%-Prüfung mit dokumentierten IST-Werten zulässig. In der Zeichnung sind KC durch das nach-folgende Symbol gekennzeichnet:

As a matter of principle, the process reliability must be evidenced for all key characteristics (cpk ≥ 1.67). Alternatively, a 100% test with the documented “as is” values shall be admissible. The key characteristics are marked with the following symbol in the drawing:

Alle Produkt- und Prozessmerkmale sind spezifika-tionsgerecht zu erfüllen. Funktionskritische Merk-male (KC) erfordern jedoch besondere Beachtung, da Abweichungen bei diesen Merkmalen zu Funkti-onsausfall des Motors oder sonstigen Komponen-ten führen können.

Funktionskritische Merkmale für Teile ohne Design-verantwortung des AN werden von RRPS festge-legt. Für Teile mit Designverantwortung des AN erfolgt die Festlegung in gemeinsamer Abstim-mung. Der AN macht hierzu Vorschläge.

KC-Merkmale sind auf AN eigene Zeichnungen, Arbeits- und Prüfpläne zu übertragen.

All product and process characteristics shall be met as per specifications. However, those characteristics which are critical for function (KC, key characteristics) require special consideration since any associated deviations may result in failure of the engine or other components.

Key characteristics for those parts for the design of which the contractor is not responsible will be defined by RRPS. For parts with design responsibility of the contractor, the definition shall be made by joint coordination. The contractor shall make suggestions for this.

Key characteristics shall be incorporated in the contractor’s own drawings, work and test plans.

4 Produktionsprozess- und Produktfreigabe	4 Production Process and Product Approval
4.1 Qualitätsprüfung und Dokumentation für Vor-/ Erstmuster und PSG-Komponenten	4.1 Quality Inspection and Documentation for Preliminary/Initial Samples and PSB Components

Grundsätzlich sind alle Merkmale nach Zeichnung/ Spezifikation und 3D-Modell (sofern 3D-Modell verfügbar) zu prüfen, die im Herstellprozess er-zeugt oder beeinflusst werden.

Erfordert die Prüfung besondere Prüfeinrichtungen, über die der AN nicht verfügt, ist eine fremde Prüf-stelle zu beauftragen. Die Verantwortung für diese Prüfung trägt der AN. Gegebenenfalls ist ein ein-heitliches Prüfverfahren und/oder einheitliche Messstellen am Bauteil zwischen AN und RRPS abzustimmen. Prüfergebnisse sind in der Form von Prüfberichten zu dokumentieren (siehe 4.7 Vordru-cke).

Vermessene Teile sind deutlich erkennbar durch-zunummerieren, um eine Zuordnung der Teile zu den Messergebnissen zu gewährleisten. Art und Weise der Kennzeichnung ist bei Bedarf mit RRPS abzustimmen.

Alle Merkmale sind auf der Zeichnung zu numme-rieren und mit Nummer im Prüfbericht für Vor-/ Erstmuster und PSG-Komponenten (nachstehend Prüfbericht genannt) einzutragen. Die Ankreuz-Spalten i.O./n.i.O. (OK/not OK) sind ebenfalls aus-zufüllen.

In all cases, all characteristics which are produced or influenced during the manufacturing process must be inspected to ensure compliance with drawing and 3D-model specifications (if 3D-models are available).

If this inspection requires special inspection/test devices which the contractor does not have at his disposal, then a third-party testing/inspection body must be commissioned. The contractor bears responsibility for such inspection/testing. Where appropriate, standard inspection/test procedures and/or standard measuring points on the component must be agreed between the contractor and RRPS. The results of tests/inspections must be documented in the form of test/inspection reports (see 4.7 Templates).

Components which have undergone measurement must be clearly and comprehensively marked with serial numbers in order to ensure that the results of measurements can be unmistakably allocated to individual components. If necessary, the type and method of ID-marking must be agreed with RRPS.

All characteristics shall be numbered in the drawing and entered with the number in the inspection report for preliminary/initial samples and PSB components (referred to as inspection report below). The tick columns (i.O. = OK / n.i.O. = not OK) shall also be filled in.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 9 von/of 20

Wenn nicht anders vereinbart, sind vom AN nach-folgende Unterlagen dem Produkt beizulegen bzw. bei Prüfungen im Hause des AN vorzulegen:

Unless otherwise agreed, the contractor shall enclose the following documents with the product or submit them in case of inspections carried out on the contractor’s premises:-Inspection and test results

- Deckblatt

- Prüfergebnisse

- RRPS freigegebene Zeichnung (alle Merkmale nummeriert)

- Werkstoff- und Wärmebehandlungsnachweise

- ggf. Fotodokumentation des Gussmodells Nur bei Erstmustern und PSG

-Komponenten sind beizulegen:

- ggf. Konstruktions- und Entwicklungsfreigaben

- Abnahmeprotokolle

- Cover sheet

- Drawing approved by RRPS (all characteristics numbered)

- Materials and heat treatment certificates

- Photographic documentation of the casting pattern, if applicable

The following documents are only required for initial samples and PSB components:

- Design and development approval documents, if applicable

- Acceptance records

Weitere auf der Zeichnung oder im Lastenheft spe-zifizierte Prüfanforderungen und -nachweise sind zu beachten und zu erbringen und auf dem Prüfbe-richt zu vermerken.

Das Vorhandensein einer Risikoanalyse für Prozesse z.B. in Form einer Prozess-FMEA sowie eines Prozessablaufplanes ist auf dem Deckblatt zu bestätigen.

Der Nachweis dazu wird z.B. im Rahmen eines Audits geführt. Sofern eine Design-FMEA erforder-lich ist, wird diese vertraglich gefordert.

Bei ähnlichen Teilen ist eine übergeordnete Risiko-analyse für Prozesse oder der Teilefamilien ausrei-chend.

Die geforderten Zulassungen bei den Klassifikati-onsgesellschaften sind nachzuweisen.

Other inspection/test requirements and documents specified in the drawing or in the requirements specifications must be observed, provided and documented in the inspection report.

The availability of a risk analysis for processes e.g. in the form of a process FMEA and a process flow schedule must be confirmed on the cover sheet.

Verification of this will take place within the context of (for example) an audit. If a design FMEA is required, this will be contractually stipulated.

In the case of components which are similar, an overall risk analysis for processes or component families is adequate.

Verification must be provided that the required classification society approvals are available

4.2 Vor- und Erstmuster von Guss- und Schmiederohteilen	4.2 Preliminary and Initial Samples of Raw Castings and Forgings

Guss- und Schmiederohteile sind vor der Weiter-verarbeitung durch den AN separat zu bemustern Gussrohteile sind an kritischen Stellen zu schnei-den und die Wandstärke zu messen und zu doku-mentieren.

Wenn Teile durch einen Unterauftragnehmer des AN hergestellt werden, müssen diese durch den AN freigegeben werden.

Liegen 3D-Daten zur Rohgeometrie vor, sind alle Maße über ein 3D-Verfahren (z.B. taktiles Messen, Laserscannen oder photooptische Vermessung) zu erfassen, zu dokumentieren und diese mit den 3D-CAD-Fertigteil-Daten zu vergleichen. Die Auswer-tung ist nach MTP5028-1 durchzuführen.

Raw castings and forgings must undergo separate sample inspections conducted by the contractor before further processing takes place. Raw castings must be cut at critical points and wall thickness must be measured and documented.

Components manufactured by a sub-contractor of the contractor must be approved by the contractor. Where 3D data on the raw geometry are available, all dimensions must be registered and documented using a 3D procedure (e.g. tactile measurement, laser scanning or photo-optic measurement) and these data must be compared with the 3D-CAD data for the finished component. Evaluation must be conducted in accordance with MTP5028-1.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 10 von/of 20

4.3 Gegenprüfungen durch RRPS	4.3 Verification Inspections by RRPS
4.3.1 Begriffsdefinition Prüfarten	4.3.1 Inspection Type Definitions

Die nachfolgend beschriebenen Prüfarten definie-ren die Produktkategorie (siehe Abschnitt 1), den Prüfort und den Prüfumfang für eine Gegenprüfung durch RRPS. Die Prüfarten werden in der jeweili-gen Bestellung für das Vertragsprodukt ausgewie-sen. Die Prüfart ist durch den AN auf dem Deckblatt des Prüfberichts durch Ankreuzen zu vermerken.

The inspection types described below define the product category (see section 1), the inspection location and the scope of inspection for a verification inspection by RRPS. The inspection types are specified in each order for a contractual product. The appropriate inspection type shall be ticked by the contractor on the cover sheet of the inspection report.

Vormusterprüfung: RRPS führt nach Wareneingang bei RRPS eine Prüfung an der Vormusterlieferung durch.	Preliminary sample inspection: RRPS will perform an inspection of the preliminary sample delivered after receipt of the delivery at RRPS.
Erstmusterprüfung intern: RRPS führt nach Wareneingang bei RRPS eine Prüfung an der Erstmusterlieferung durch.	Internal initial sample inspection: RRPS will perform an inspection of the initial sample delivered after receipt of the delivery at RRPS.
Erstmusterprüfung extern: RRPS führt eine Prüfung am Erstmuster im Hause des AN durch.	External initial sample inspection: RRPS will perform an inspection of the initial sample at the contractor’s premises.
PSG-Neuteilprüfung intern: RRPS führt nach Wareneingang bei RRPS eine Prü-fung an der ersten Lieferung der PSG-Komponente durch.	Internal PSB new part inspection: RRPS will perform an inspection of the first PSB component delivered after receipt of the delivery at RRPS.
PSG-Neuteilprüfung extern: RRPS führt im Hause des AN eine Prüfung an der ersten Lieferung der PSG-Komponente durch bzw. begleitet diese.	External PSB new part inspection: RRPS will perform or attend an inspection of the first PSB component to be delivered at the contractor’s premises.
PSG-Vollprüfung intern RRPS führt nach Wareneingang bei RRPS eine Prü-fung an jeder Lieferung der PSG-Komponente durch.	Internal PSB component full inspection RRPS will perform an inspection of every PSB component delivered after receipt of the delivery at RRPS.
PSG-Vollprüfung extern RRPS führt im Hause des AN eine Prüfung an jeder Lieferung der PSG-Komponente durch bzw. begleitet diese.	External PSB component full inspection RRPS will perform or attend an inspection of every PSB component to be delivered at the contractor’s premises.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 11 von/of 20

4.3.2 Freigabe durch RRPS	4.3.2 Approval by RRPS
Nach Erhalt des Vormusters/ Erstmusters oder der PSG-Komponente und des Prüfberichts führt RRPS nach Ermessen Prüfungen durch.	RRPS will make inspections and tests according to its own discretion on receipt of the preliminary/initial sample or PSB component and initial sample inspection report.
Aufgrund des Prüfberichts und der selbst durchge-führten Prüfungen trifft RRPS folgende Entschei-dung:	RRPS will take one of the following decisions on the basis of the inspection report and its own inspections:
a) frei	a) Approved
b) mit Auflagen frei, Nachbemusterung bzw. erneu-te Vorstellung zur Prüfung erforderlich	b) Conditionally approved; re-sampling and/or resubmission for inspection required
c) abgelehnt, Nachbemusterung bzw. erneute Vorstellung zur Prüfung erforderlich	c) Rejected; re-sampling and/or re-submission for inspection required
Die Entscheidung wird dem AN mit einer Kopie des Prüfberichts unverzüglich zugeleitet.	The decision will be communicated to the contractor without delay along with a copy of the inspection report.
Bei Entscheidung a) wird die Freigabe zur Serien-lieferung erteilt.	In case of decision a), approval for series product shipments is issued.
Bei Entscheidung b) müssen die Abweichungen abgestellt und zur Nachbemusterung bzw. zur er-neuten Prüfung vorgestellt werden.	In case of decision b), the non-conformities found must be remedied and re-sampling and/or resubmission for inspection is required.
Bei Entscheidung c) ist die Vorlage neuer Vormus-ter/ Erstmuster/ PSG-Komponenten einschließlich Prüfbericht erforderlich.	In case of decision c), new preliminary samples / initial samples / PSB components must be submitted including inspection report.
Ist zusätzlich eine weitere Qualifizierung oder Pro-bebearbeitung bei RRPS erforderlich, erfolgt die Freigabe nach der Qualifizierung.	If the process should require additional qualification or sample processing/working at RRPS, approval will be issued after qualification.

Die Prüfungen von RRPS sowie Freigaben und Zu-stimmungen nach dieser Norm entlasten den AN nicht von seiner Gewährleistung und Verantwortung für die Fehlerfreiheit seiner Produkte und Dienst-leistungen.

Tests/inspections conducted by RRPS and approvals and agreements issued in accordance with this standard do not absolve the contractor of its warranty obligations or responsibility to ensure that its products and services are free of defects.

Die RRPS ist berechtigt, an vom AN und seinen Unterauftragnehmer durchgeführten Prüfungen oder Befundungen teilzunehmen, derartige durch von RRPS autorisierte Personen beobachten zu lassen oder selbst derartige Prüfungen beim AN nach vorheriger Abstimmung mit diesem selbst durchzuführen.

RRPS reserves the right to participate in tests / inspections and investigations conducted by the contractor and its sub-contractors or authorize observers to attend such events or conduct such tests, inspections or investigations itself at the con-tractor’s premises subject to prior agreement with the contractor.

Bei einer Qualitätsprüfung beim AN sind die ver-traglich geschuldeten Anforderungen bzgl. Planung, Durchführung und Teilnehmerkreis (z. B. bei einer Güteprüfung durch Vertragspartner und/ oder End-kunden der RRPS) einzuhalten. Nach erfolgter Prüfung sind die Unterlagen vollständig dem Ab-nahmebeauftragten der RRPS zu übergeben.

In case of a quality inspection at the contractor’s premises, the contractually agreed requirements regarding planning, implementation and participants (e.g. for a quality inspection by contractual partners and/or end customers of RRPS) must be complied with. On completion of inspection, the related documents must be handed over completely to the RRPS Acceptance Officer.

4.4 Kennzeichnung	4.4 Marking

Um Verwechslungen auszuschließen muss die Kennzeichnung der Vormuster/ Erstmuster/ PSG-Neuteile am Teil selbst und außen am Packstück eindeutig und dauerhaft sein. Sie erfolgt durch An-hänger, Etiketten, Klebstreifen oder ähnliches und auf dem Lieferschein.

Die Kennzeichnung besteht aus folgenden Daten, die ebenfalls im Erstmusterprüfbericht aufzuführen sind: Anzahl der Muster, Materialnummer, Bezeich-nung, Änderungsstand und Einkaufsbeleg. Etikettenvordrucke können unter http://www.mtu- online.com/mtu/einkauf/downloads/index.de.html  heruntergeladen werden.

The marking on the preliminary/initial samples/PSB new parts and the packaging must be unique and durable in order to prevent any confusion. It must be made by means of tags, labels, adhesive strips or similar items and on the delivery note.

The marking comprises the following data, which must also be included in the initial sample inspection report: Number of samples, material number, designation, revision status and purchasing voucher.

Label templates (forms) can be downloaded from: http://www.mtu- online.com/mtu/einkauf/downloads/index.de.html

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 12 von/of 20

4.5 Anlieferung	4.5 Delivery

Zur Vermeidung von Beschädigungen sind für die Anlieferung geeignete bzw. bestimmungsgemäße Transportbehälter zu verwenden.

Eine gemeinsame Anlieferung der ersten Serienlie-ferung mit dem Erstmuster ist zulässig. PSG-Neuteile dürfen zusammen mit der ersten Folgelie-ferung angeliefert werden.

Besteht die Lieferung aus mehreren Packungsein-heiten, so muss das Vormuster/ Erstmuster oder das PSG-Neuteil in der oberen Lage des Ladungs-trägers/Packstücks sein.

Die Dokumentation ist spätestens zum Zeitpunkt der Vor-/Erstmuster- bzw. PSG-Teil-Lieferung mit folgender Betreffzeile an empb-doku@mtu-online.com zu senden:

Materialnummer=Lieferantennummer=Lief.-Name

Suitable transport containers matching the intended purpose must be used for shipment.

Delivery of the first series products together with the initial sample is admissible. PSB new parts may be delivered together with the first follow-up shipment.

If a shipment consists of several packaging units, the preliminary sample / initial sample or PSB new part must be in the top layer of the load carrier/package.

The documentation is to be sent to empb-doku@mtu-online.com with the following reference line at the time of preliminary sample/initial sample and PSG part delivery at the latest:

Material number=Supplier number=Supplier name

4.6 Aussetzen der Fertigung und reduzierte Bemusterung	4.6 Discontinuation of Production and Reduced Sampling

Nach Aussetzen der Fertigung > 36 Monaten ist ein erneutes Erstmuster erforderlich.

Zur Aufwandsreduzierung ist für diese Fälle eine reduzierte Bemusterung unter Verweis auf das freigegebene Erstmuster zulässig. Ebenfalls ist eine reduzierte Bemusterung z.B. bei Teilefamilien mit Tabellenzeichnungen erlaubt.

Für das Formular für reduzierte Bemusterung siehe im Abschnitt 4.7 Vordrucke.

Bei PSG-Komponenten ist nach Aussetzen der Fertigung > 36 Monaten immer eine erneute voll-ständige Qualifizierung erforderlich.

After discontinuation of production for > 36 months, a new initial sample is required.

In order to reduce the overhead, reduced sampling is acceptable in such cases, referring to the initial sample approved. Reduced sampling is also acceptable, for example, for part families involving tabular drawings.

See section 4.7, Templates..., for a form provided for reduced sampling.

PSB components always require another full qualification process after discontinuation of production for > 36 months.

4.7 Vordrucke für Prüfbericht für Vor-/ Erstmuster und PSG-Komponenten	4.7 Templates for Inspection Reports for Preliminary/Initial Samples and PSB Components

Vordrucke für den Prüfbericht sind unter http://www.mtu- online.com/mtu/einkauf/downloads/index.de.html  abrufbar.

Der Prüfbericht besteht aus dem Blatt “Deckblatt” und beliebig vielen Blättern “Prüfergebnisse”

Das Deckblatt enthält notwendige Kenndaten des Produkts, erforderliche Bestätigungen und das zusammengefasste Ergebnis der Entscheidungen. Wenn nicht anders vereinbart, sind die aktuellen RRPS-Formulare zu verwenden. Die Verwendung von Formularen, die nicht dem aktuellen Standard entsprechen, wird sofern nicht anders vereinbart beanstandet.

Das Blatt “Prüfergebnisse” enthält, um die Zuord-nung zum Deckblatt zu gewährleisten, die Kennda-ten des Produkts und die detaillierten Prüfergebnis-se aller Merkmale, getrennt nach Maßprüfung, Werkstoffprüfung und Funktionsprüfung.

Templates (forms) for the inspection report are available at:
http://www.mtu- online.com/mtu/einkauf/downloads/index.de.html.

The inspection report consists of the `Cover Sheet´ and the required number of `Test Result´ sheets. The cover sheet lists essential characteristics of the product, verifications required and the summarized result of decisions. Unless otherwise agreed, current RRPS templates must be used. The use of forms which do not meet current standards will not be accepted unless otherwise agreed.

The inspection results sheet contains the identification data of the product as a cross-reference to the cover sheet and the detailed inspection results of all characteristics, broken down according to dimensional inspections/tests, material inspec-tions/tests and functional inspections/tests.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 13 von/of 20

4.8 Rückstellmuster	4.8 Reference Samples

Definition:

Rückstellmuster sind unter Serienbedingungen hergestellte erstmusterpflichtige Bauteile, die dazu dienen, den erprobten Zustand zu Serienbeginn in Hardware zu konservieren.

Zielsetzung:

Ziel ist dabei, bei späteren Serienproblemen Pro-blemursachen und erforderliche Maßnahmen z.B. Rückrufaktionen schnell und zielgerichtet ermitteln zu können.

Dem AN wird empfohlen, Rückstellmuster für eine Frist von 12 Jahren einzulagern. Zur Erstbemuste-rung von Gussteilen kann alternativ zum Rück-stellmuster das Bauteil gescannt und der 3D-Datensatz abgespeichert werden.

Materialproben, Schliffbilder etc. sind 12 Jahre auf-zubewahren

Definition:

Reference samples are parts that are subject to initial sampling, produced under series production conditions and intended to serve as a hardware reference for the condition tested at the beginning of series production.

Objective:

The objective is to be able to determine root causes and necessary action, e.g. product recall, quickly and directly if any problems should arise later in series production.

Contractors are recommended to retain reference samples in store for a period of 12 years. As an alternative to the retention of reference samples, in the case of the initial sampling of castings, the component may be scanned and the 3D data record retained.

Material samples, micrographs, etc. must be retained for 12 years.

5 Serienbegleitende Qualitätsmaß-nahmen	5 Series Related Quality Assurance Measures
5.1 Kennzeichnung	5.1 Marking

Bezüglich der Kennzeichnung von Produkten, Tei-len und der Verpackung sind die mit RRPS verein- barten allgemeinen Anliefervorschriften
(http://www.mtu- online.com/mtu/einkauf/downloads/index.de.html) einzuhalten. Es ist sicherzustellen, dass die Kenn-zeichnung der verpackten Produkte auch während des Transportes und der Lagerung erkennbar ist. Abweichungen von bestehenden Kennzeichnungs-pflichten bedürfen einer schriftlichen Vereinbarung zwischen AN und RRPS.

With regard to marking of products, parts and packaging, the General Specifications for Deliveries agreed with RRPS shall be complied with
(http://www.mtu- online.com/mtu/einkauf/downloads/index.de.html). Measures shall be taken to ensure that the marking of the packaged products is also visible during transport and storage. Any deviation from the existing marking obligations is subject to a written agreement between the contractor and RRPS.

5.2 Rückverfolgbarkeit	5.2 Traceability

Der AN verpflichtet sich, die Rückverfolgbarkeit der von ihm gelieferten Produkte sicherzustellen. Im Falle einer festgestellten Abweichung muss eine Rückverfolgbarkeit derart möglich sein, dass eine Eingrenzung zumindest auf die betroffenen Liefe-rungen durchgeführt werden kann. RRPS wird dem AN die bei RRPS verfügbaren, zur Rückverfolgbar-keit benötigten Daten mitteilen.

The contractor commits to ensure the traceability of the products supplied as far as possible. If a deviation should be detected, the traceability must be ensured in such a way that a containment at least of the shipments affected can be made. RRPS will communicate to the contractor the data needed for traceability that are available from RRPS.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 14 von/of 20

5.3 Prüfung im Wareneingang - Serie	5.3 Incoming Goods Inspection - Series

RRPS prüft die vom AN bezogenen Produkte nach deren Erhalt auf die Einhaltung von Menge und Identität sowie auf äußerlich erkennbare Schäden. Im Übrigen wird RRPS von der Untersuchungs- und Rügepflicht befreit (§ 377 HGB).

Mängel an einer Lieferung hat RRPS dem AN un-verzüglich anzuzeigen, sobald sie nach den Gege-benheiten eines ordnungsgemäßen Geschäftsab-laufes festgestellt wurden. Insoweit verzichtet der AN auf den Einwand der verspäteten Mängelrüge.

Der AN muss seine Qualitätssicherungsmaßnah-men auf diese reduzierte Wareneingangsprüfung ausrichten.

RRPS will inspect the products procured from the contractor on receipt for compliance with quantity and identity as well as for any obvious damage. In all other respects, RRPS is exempt from the obligation of inspection and notification of defects (§ 377 HGB, German Commercial Code).

RRPS shall notify any defects to the contractor without delay as soon as they are detected in the ordinary course of business procedures. In this respect, the contractor waivers the objection of delayed notification of defect.

The contractor must adjust his quality assurance measures according to the reduced scope of the incoming goods inspection.

5.4 Sicherstellung der Serienqualität	5.4 Assurance of Series Quality
Der AN ist nach ISO 9001 (Absatz 9.1 Überwa-chung, Messung, Analyse und Bewertung) ver-pflichtet eine angemessene Prozessdokumentation zu führen und ggf. RRPS auf Anfrage zur Verfü-gung zu stellen.

Based on the ISO 9001 standard (section 9.1 Monitoring, Measurement, Analysis and Evaluation), the contractor is obliged to compile appropriate process documentation and if required to provide this to RRPS upon request.

5.4.1 Requalifizierung - Serie	5.4.1 Requalification - Series

Über Monate/Jahre können sich schleichende Pro-zessänderungen ergeben, die über die vereinbarte reduzierte Wareneingangsprüfung seitens des AG ggf. nicht entdeckt werden können. Mit der Requali-fizierungsprüfung werden Serienbauteile systema-tisch und vollständig geprüft, ob Sie den Spezifika-tionen noch entsprechen. Eine Requalifizierungs-prüfung umfasst eine vollständige Maß- Werkstoff-und ggf. Funktionsprüfung. Die Prüfergebnisse werden in Form eines „Erstmusterprüfberichtes” dokumentiert.

RRPS führt in regelmäßigen Abständen nach RRPS-Prüflogik Requalifizierungsprüfungen von Serienbauteilen in der Wareneingangsprüfung durch.

Beim Auftreten von Spezifikationsabweichungen in der Requalifizierungsprüfung behält sich der AG abhängig von der Kritikalität der Bauteile und der Fehlerart vor, durch den AN serienbegleitende Re-qualifizierungsprüfungen zu Lasten des AN zu ver-anlassen. Dies kann auch für ähnliche Teile dersel-ben Teilefamilie gelten. Bis zur Wiederherstellung der erforderlichen Prozesssicherheit hat der AN verschärfte Qualitätsprüfungen zu installieren bis hin zu einem 100%-igen Warenausgangs-Qualitätstor

Over months/years, changes can creep into the process which may not be covered by the reduced scope of the RRPS incoming goods inspection agreed upon. Using the requalification test, series components are systematically and fully checked for their compliance with specifications. A requalification test includes a full dimensions, material and if required function test. The results are documented in the form of an “Initial Sample Test Report”.

RRPS regularly carries out requalification tests of series components during incoming goods inspection as per RRPS test logic.

If deviations from specifications are determined during the requalification test, RRPS reserves the right to instruct the contractor to carry out a series production requalification test at his own cost depending on the criticality of the component and type of fault. This can also apply to similar parts of the same part family. The contractor shall implement tighter quality tests up to a 100% outgoing quality gate control until the required process safety is restored.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 15 von/of 20

6 Qualitätsziele	6 Quality Objectives
6.1 Fehlerfreie Lieferung / AN-Entwicklung	6.1 Zero Defect Supply / Contractor De- velopment

Im Rahmen des Qualitätsmanagements ist der AN zu fehlerfreien Lieferungen von Produkten und Leistungen verpflichtet.

Der AN gewährleistet, dass alle von ihm zu liefern-den Produkte den jeweiligen Spezifikationen, den vereinbarten Bedingungen, einschließlich der Halt-barkeitseigenschaften entsprechen und der aktuelle Stand der Technik berücksichtigt ist.

Sofern das Null-Fehler-Ziel nicht kurzfristig erreich-bar ist, wird der AN zeitlich befristete Obergrenzen für Fehlerraten (ppm-Quote) als Zwischenziele und Maßnahmen vorschlagen und mit RRPS abstim-men.

Bei unzureichender Kaufteilequalität bzw. einer Häufung von Spezifikationsabweichungen fordert RRPS vom AN entsprechende Optimierungsmaß-nahmen. Dafür werden bei RRPS verschiedene AN-Entwicklungsstufen mit steigenden Eskalati-onsmaßnahmen wie beispielsweise Warenaus-gangsprüfung, Q-Offensive oder Sperre für Neuge-schäft eingesetzt. RRPS behält sich vor, den AN nach Absprache an den Kosten zu beteiligen.

Die Haftung des AN für Mängel oder für Schaden-ersatzansprüche wegen fehlerhafter Lieferungen, nicht Einhaltung von Verträgen oder Absprachen bleibt unberührt.

The contractor is obliged to deliver zero-defect products and services within the scope of the quality management.

The contractor warrants that all products to be delivered comply with the applicable specifications, the agreed conditions including durability characteristics and that the current state of technology has been taken into account.

If it should not be possible to attain the zero-defect target at short term, the contractor shall suggest upper limits for defect rates (ppm quota) limited in time as interim targets and suggest and coordinate actions with RRPS.

If the quality of purchased parts should be insufficient or if frequent non-conformities in relation to the specifications should occur, RRPS will request the contractor to take appropriate action. In this regard, various contractor development stages with increasing escalation levels of actions are used at RRPS such as, for example, outgoing goods inspection, Q-campaign or freeze for new business. RRPS reserves the right to request the contractor to accept a share of the costs following prior consultation.

The contractor’s liability for defects or damages because of defective deliveries or non-compliance with contracts or agreements shall remain unaffected.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 16 von/of 20

7 Änderungen / Abweichungen der Spezifikationen (Normen, Zeichnungen, Lastenheft usw.); Änderungen im Lie- ferumfang	7 Changes/Deviations of Specifications (standards, drawings, requirements specifications, etc.); Change to Scope of Supply
7.1 Antrag auf Abweichungslaubnis (AE)	7.1 Application for Deviation Approval

Temporäre Abweichungen sind mit Antrag auf “Ab-weichungserlaubnis” anzuzeigen:

Wird erkennbar, dass Spezifikationen bzw. Quali-tätsmerkmale nicht eingehalten werden können, informiert der AN RRPS hierüber mit dem Formular „Antrag auf Abweichungserlaubnis” (Formular unter http://www.mtu- online.com/mtu/einkauf/downloads/index.de.html) per Email an reklamation@mtu-online.com.

Temporary deviations shall be notified by way of an application for deviation approval:

If it should become obvious that specifica-tion/quality characteristics cannot be complied with, the contractor shall inform RRPS of this by sending the deviation approval application form (“Application for Deviation Allowance”, download from http://www.mtu- online.com/mtu/einkauf/downloads/index.de.html) via e-mail to reklamation@mtu-online.com.

Die Erstellung einer AE wird nicht empfohlen bei:	The preparation of a Deviation Approval is not recommended:

-    Erstmusterteilen

-    Toleranzabweichung bei Schlüssel- bzw. Keymerkmalen.

-    Toleranzabweichung größer 50% der Toleranz-breite und Nacharbeit ist unwirtschaftlich

-    Bauteilwert/Liefervolumen kleiner 200,- € und spezifikationsgerechte Bauteile stehen zur Ver-fügung bzw. sind termingerecht produzierbar.

-    Bauteil mit mehr als 3 unterschiedlichen Fehlermerkmalen

-    for initial sample parts

-    for tolerance deviations for key features

-    where tolerance deviation is greater than 50% of the tolerance width and rework is uneconomic

-    where component/supply volume value is less than €200 and specification-compliant components are available or can be produced on schedule

-    for components with more than 3 different defect characteristics The contractor shall also inform RRPS immediately about any deviation recognized after delivery.

Der AN wird RRPS auch über alle nach Ausliefe-rung erkannten Abweichungen unverzüglich in Kenntnis setzen. Lieferungen mit Abweichungser-laubnis dürfen nur nach Information an den Einkauf mit einer separaten Bestellung - die Lieferung wird vom Einkäufer auf Prüfung gesetzt - für eine abge-stimmte Menge oder einen abgestimmten Zeitraum getätigt werden. Ist keine Menge/Zeitraum angege-ben gilt die AE 2 Jahre ab Entscheid.

Jeder Sendung ist der freigegebene AE-Antrag beizulegen und sofern nicht anders festgelegt alle betroffenen Bauteile mit der AE-Nr. zu kennzeich-nen. Bei Nichtbeachtung wird nach Absprache der AN mit den ggf. entstehenden Folgekosten belas-tet.

Deliveries under a deviation allowance shall only be permitted for an agreed quantity or an agreed period after informing the Purchasing department to this effect with a separate purchase order - the delivery is assigned inspection status by the purchaser. If a quantity/period is not specified, the deviation allowance shall be valid for 2 years from the decision.

Each shipment must be accompanied by the approved application for deviation allowance and all parts affected shall be marked with the corresponding deviation allowance number unless otherwise specified. In the event of failure to comply with this stipulation, any consequential costs shall be charged to the contractor following prior consultation.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 17 von/of 20

7.2 Änderungsantrag	7.2 Application for Change
Ein Änderungsantrag ist zu stellen bei:	An application for change is to be put in in case of:

•    dauerhaft verbleibenden Änderungen mit Än-derung der Bauteilspezifikation (Konstrukti-onsänderung)

•    dauerhaft verbleibenden Abweichungen, die bei Bedarf mittels AE bereits genehmigt sind mit Änderung der Bauteilspezifikation (Kon-struktionsänderung)

•    Änderungen, bei denen sich die Spezifikatio-nen nicht ändern (Fertigungsverfahren, Pro-duktionsverlagerung usw.)

•    Permanently remaining changes with change of the component specification (design change)

•    Permanently remaining deviations, which have already been approved in a deviation permit – if required – and with change of the component specification (design change)

•    Changes which do not cause the specification to change (manufacturing procedure, production shift etc.)

Der Antrag ist vom AN mit allen für eine Entschei-dung/Änderung notwendigen Daten vollständig auszufüllen. Das Formular kann unter http://www.mtu- online.com/mtu/einkauf/downloads/index.de.html heruntergeladen werden.

Der Antrag ist an die zentrale Emailadresse rekla-mation@mtu-online.com zu senden. Der Antrag-steller wird grundsätzlich durch die Organisations-einheit “Einkauf” über den RRPS-Entscheid infor-miert. Ohne RRPS-Entscheid ist eine Änderung nicht zulässig!

The contractor is to completely fill in the application with all data required for a decision/change. The form can be downloaded under http://www.mtu- online.com/mtu/einkauf/downloads/index.de.html.

The application is to be sent to the central email address: reklamation@mtu-online.com. The applicant will be informed of the RRPS decision by the Purchasing division in all cases. Without RRPS approval, changes are not permissible!

7.3 Kosten	7.3 Costs
7.3.1 Qualifizierung	7.3 Qualification

Für die Qualifizierung incl. der Erfüllung aller Vor-gaben dieser Norm trägt der AN die bei ihm auftre-tenden Kosten. Im Falle einer Nachbemusterung oder erneuten Prüfung von PSG-Komponenten behält RRPS sich vor, die auftretenden Kosten nach Absprache zu belasten.

The contractor shall bear his own costs incurred for the qualification process and for complying with all the requirements of this standard. In case of re-sampling or re-inspection of PSB components, RRPS reserves the right to charge the costs incurred to the contractor following prior consultation.

7.3.2 Antrag auf Abweicherlaubnis / Kon- struktionsänderungsantrag / Ände-rungsantrag	7.3.2 Application for Deviation Approval / Application for Design Change / Application for Change
RRPS behält sich vor, den Mehraufwand durch die Bearbeitung der Anträge bei durch AN verursach-ten Anträgen in Rechnung zu stellen. Je nach Aufwand werden 150 € oder mehr berech-net.	RRPS reserves the right to invoice extra costs incurred by processing the applications caused by the contractor. The charge is governed by the work involved, with a minimum of 150 €.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 18 von/of 20

8 Behandlung von Beanstandungen	8 Handling of Complaints
8.1 8-D-Report	8.1 8-D-Report

Werden von RRPS Mängel festgestellt, werden diese mit einer Mängelrüge dem AN angezeigt. Der AN erstellt unabhängig davon, ob die Beanstan-dung beim Wareneingang, bei einer Prüfung beim AN, bei der Weiterverarbeitung oder in der Phase der Nutzung festgestellt wurde, unverzüglich einen 8-D-Report (Formular unter http://www.mtu- online.com/mtu/einkauf/downloads/index.de.html) und informiert innerhalb eines Tages RRPS über die eingeleiteten Sofortmaßnahmen und nach Ab-schluss erneut per Email an reklamation@mtu-online.com.

Ursachenermittlung und Maßnahmenfestlegung muss im Team erfolgen. Ggf. ist ein Ishikawa-Diagramm (Ursachen/Wirkungsdiagramm) anzu-wenden.

Grundsätzlich sind dabei Poka Yoke Lösungen anzustreben. Mitarbeiterunterweisungen sind mit Inhalt, Teilnehmer, Datum und Unterschrift nach-zuweisen

Die erste Folgelieferung nach Reklamationen ist äußerlich am Packstück zu kennzeichnen, zudem müssen 100 % der Einzelteile geeignet gekenn-zeichnet werden.

Die Kennzeichnung ist mit dem Ersteller der Re-klamation abzustimmen.

If RRPS should discover any defects, these will be communicated to the contractor by means of a notification of defect. Regardless of whether the defect was found in the incoming goods department, during inspection at the contractor’s, during processing or in the utilization phase, the contractor shall immediately create an 8-D report (form avail- able at http://www.mtu-online.com/mtu/einkauf/downloads/index.de.html) and inform RRPS of the immediate action taken by sending an e-mail to reklamation@mtu-online.com  within one day and again after completion.

Root causes shall be determined and actions defined in the team. It may be necessary to use an Ishikawa diagram (cause/effect diagram).

As a matter of principle, Poka Yoke solutions shall be aimed for. Employee instruction shall be substantiated by contents, participants, date and signature.

The first consignment delivered after a complaint must be marked as such on the outside of the packaging. In addition, 100 % of the individual components must be suitably marked.

The type of marking shall be agreed with the sender of the complaint.

8.2 Annahme unter Vorbehalt	8.2 Conditional Acceptance
RRPS behält sich vor, trotz vorhandener Mängel Bauteile anzunehmen, für Folgelieferungen jedoch auf Mängelfreiheit zu bestehen.	RRPS reserves the right to accept parts in spite of existing defects but insist on zero-defect subsequent deliveries.
8.3 Rückversand	8.3 Return Shipments
Teile, die RRPS aufgrund einer Mangelhaftigkeit nicht verwenden kann, werden mit Mängelrüge im vereinbarten Umfang zu Lasten des AN zurückge-schickt.	Those parts which cannot be used by RRPS because of a defect will be returned at the contractor’s charge to the agreed extent, accompanied by a notification of defects.
8.4 Montageversorgung	8.4 Assembly Supply

Drohen durch Anlieferung von nicht der Spezifikati-on entsprechenden Produkten Montagestillstände bei RRPS oder deren Kunden, muss der AN in Abstimmung mit RRPS durch geeignete von ihm zu tragende Sofortmaßnahmen für Abhilfe sorgen (Ersatzlieferungen, Sortier-, Nacharbeit, Sonder-schichten, Eiltransport, usw.).

If the delivery of non-conforming products should cause the risk of impending assembly downtimes at RRPS or its customers, the contractor shall remedy the situation in coordination with RRPS by suitable immediate action at contractor’s charge (compensation delivery, sorting or rework, extra shifts, express transport, etc.).

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

MTQ5003 Seite/Page 19 von/of 20

8.5 Nachbesserung durch Dritte	8.5 Rectification by Third Parties

Kann die Nachbesserung aus Kapazitätsgründen und/oder aufgrund der Terminsituation weder durch RRPS noch durch den AN durchgeführt werden, hat RRPS das Recht, nach Rücksprache, einen geeigneten Dritten, für den die Forderungen dieser QS-Norm ebenso gelten, mit der Nachbesserung zu beauftragen. Ist keine zeitnahe Absprache mit dem AN möglich, kann RRPS ohne Absprache einen Dritten beauftragen, um die Montageversor-gung zu sichern. Die Kosten für die Nachbesserung gehen nach Absprache zu Lasten des AN.

If neither RRPS nor the contractor are able to carry out the rectification for reasons of capacity or deadlines, RRPS shall be entitled to have the rectification performed by a suitable third party with consultation of the contractor; the third party shall also be subject to the requirements of this quality standard. If an agreement with the contractor is not possible at short notice, RRPS shall also be entitled to engage a third party without consulting him in order to safeguard the provision of parts to assembly. The costs of such rectification shall be entirely for the contractor’s account.

9 Versicherungspflicht des AN	9 Contractor’s Obligation to Take out Insurance

Dem AN wird empfohlen, eine Produkthaftpflicht-und Rückrufkostenhaftpflichtversicherung mit einer Deckungssumme für Personen-/Sach- und Vermö-gensschäden in Höhe von jeweils mindestens 2,5 Mio. Euro / Schadensfall abzuschließen.

Je nach Forderung des jeweiligen Kunden von RRPS, der Leistungsfähigkeit des AN, der Ge-schäftsbeziehung und der Haftpflichtrisiken wird RRPS den AN auffordern, seinen Versicherungs-schutz sowohl dem Grunde als auch der Höhe nach zu erweitern. Der AN verpflichtet sich, diese Forde-rung zu prüfen und nach Möglichkeit zuzustimmen. Sollte ein Versicherungsfall eintreten, sind RRPS und der AN zur gegenseitigen Information über alle mit dem Versicherungsfall zusammenhängenden Umstände und Vorkommnisse verpflichtet.

Der AN ist verpflichtet, seinen Haftpflichtversicherer über den Inhalt dieser Vereinbarung zu informieren.

The contractor is recommended to take out a product liability and recall cost liability insurance policy with a minimum sum insured of 2.5 million Euros / damage event for personal injuries, material damage and financial loss.

RRPS may request the contractor to extend the insurance coverage both with regard to the merits and sum insured, depending on the requirements imposed by a specific customer of RRPS, the capabilities of the contractor, the business relationships and the liability risks. The contractor undertakes to consider this request and accept it if possible.If a damage event should occur, RRPS and the contractor are committed to mutual information about all circumstances and incidents related with the damage event.

The contractor is obliged to inform the liability insurance company about the contents of this agreement.

10 Lieferantenbewertung	10 Contractor Assessment

RRPS führt bei Ziel-Lieferanten (Target Supplier) eine Lieferantenbewertung mit den Hauptkriterien Einkauf, Qualität, Logistik und Umwelt-/Arbeitsschutz durch.

Es erfolgt eine Einteilung in A-, AB-, B- und C-Lieferanten.

AB und B-Lieferanten sind aufgefordert noch be-stehende Defizite abzustellen. C-Lieferanten sind angehalten, intensive Maßnahmen zur Situations-verbesserung einzuführen. RRPS unterhält zu C-Lieferanten keine langfristigen Lieferbeziehungen.

Ziel-Lieferanten werden regelmäßig über das Be-wertungsergebnis informiert. Hierzu wird empfoh-len, eine mitarbeiterneutrale Emailadresse z.B. Quality@lieferant.com einzurichten.

RRPS conducts a contractor assessment process for target suppliers with the main criteria of purchasing, quality, logistics and environmental/occupational safety.

Contractors are categorized according to the A, AB, B and C ratings.

Contractors of category AB and B are requested to improve any existing deficiencies. Contractors of category C are urged to introduce intensive measures for improving the situation. RRPS will not maintain long-term supply relationships with category C contractors.

Target suppliers will be regularly informed of the assessment results. For this purpose, it is recommended to create a workflow email address such as Quality@supplier.com.

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11 Arbeitssicherheits- und Umwelt- schutzvorschriften	11 Health & Safety and Environmental Regulations

Die Einführung von Umwelt-, Gesundheits- und Sicherheitsmanagementsystemen (ISO 14001, OHSAS 18001) wird empfohlen. Die Umweltzertifi-zierung fließt positiv in die Lieferantenbewertung ein.

Ergänzend zu den geltenden Gesetzen und Vor-schriften zum Schutz der Menschen und der Um-welt dürfen Teile und Materialien keine verbotenen Stoffe nach MTL5054 enthalten, bzw. sind deklara-tionspflichtige Stoffe nach MTL5054 über das an-gegebene Datenblatt zu deklarieren.

Das Datenblatt kann unter http://www.mtu-online.com/mtu/einkauf/downloads/index.de.html  heruntergeladen werden.

It is recommended to establish environmental, health and safety management systems (ISO 14001, OHSAS 18001). Environmental certification has a positive influence on the contractor assessment rating.

In addition to compliance with the valid laws and regulations for the protection of human beings and the environment, all parts and materials must not contain any substances prohibited according to MTL5054 or, if applicable, substances subject to declaration pursuant to MTL5054 must be declared using the specified form.

For the specified form, refer to http://www.mtu-online.com/mtu/einkauf/downloads/index.de.html

Ergänzende Angaben

Literaturhinweise

ISO 9001    Qualitätsmanagementsysteme, Anforderungen

ISO 14001    Umweltmanagementsysteme, Anforderungen mit Anleitung zur Anwendung

MTL5054    Inhaltsstoffe in Bauteilen und Werkstoffen - Deklarationspflichtige Stoffe, Strahlenschutz

MTP5028-1    Vor-/Erstmusterprüfung mittels berührungsloser 3D-Datenerfassung – Standardteile

OHSAS 18001 Arbeits- und Gesundheitsschutz-Managementsysteme - Anforderungen

Frühere Ausgaben

11.81, 11.84, 01.99, 06.2002, 10.2004, 03.2005, 06.2007,

04.2010, 09.2011, 06.2013, 10.2013, 11.2014

Änderungen

-Abschnitt 2.4, 3.1, 4.1, 4.7, 5.3, 6.1, 7.1, 7.2, 7.3.2, 10 überar- beitet

-  Norm redaktionell überarbeitet

Supplementary information

References

ISO 9001    Quality Management Systems, Requirements

ISO 14001    Environmental Management Systems, Re- quirements with Guidance for Use

MTL5054    Substances in Components and Construction – Declarable Materials, Radiation Protection

MTP5028-1    Pro-/initial-sample testing by means of non- contact 3D data acquisition – Standard parts

OHSAS 18001 Occupational health and safety management systems - Requirements

Previous versions

11.81, 11.84, 01.99, 06.2002, 10.2004, 03.2005, 06.2007, 04.2010, 09.2011, 06.2013, 10.2013, 11.2014

Changes

-  Section 2.4, 3.1, 4.1, 4.7, 5.3,6.1,7.1, 7.2, 7.3.2, 10

-  revised - Standard revised editorially

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Global Supplier Code of Conduct

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Message from our Chief Executive Officer At Rolls-Royce our strategy focuses on customer, innovation and profitable growth to ensure a sustainable business. This includes being a good corporate citizen in our dealings with customers, suppliers, employees and wider society, wherever we do business around the world. High standards of corporate conduct, ethical behaviour and compliance are critical for Rolls-Royce and our suppliers – our mutual success depends upon it. The Rolls-Royce Board and I have made it clear that Rolls-Royce will not tolerate improper business conduct of any sort. Our zero tolerance approach applies to our own people, and to our suppliers. To ensure you are clear what is expected, we have revised our Global Supplier Code of Conduct. This document replaces our previous Code, issued in 2008. Our Global Supplier Code of Conduct sets out the behaviours, practices and standards we expect to see demonstrated and complied with, all of which are based on our own Rolls-Royce Global Code of Conduct, policies and standards. We expect our suppliers to be ethical, responsible and to fully comply with all applicable laws and regulations. At Rolls-Royce, we have a simple brand promise and set of values – we are ‘trusted to deliver excellence’. We need your support as our suppliers, and that of our broader supply chain, to ensure that together we are able to live up to that promise and continue to be successful. Thank you John Rishton Chief Executive Officer Contents Section 1 Introduction 4 1.1 Purpose 4 1.2 Content, scope and applicability 4 1.3 Asking questions and raising concerns 4 Section 2 Working together 5 2.1 Child and forced labour 5 2.2 Fair pay and benefits 5 2.3 Diversity and inclusion 5 2.4 Collective bargaining 5 Section 3 Running our company 6 3.1 Quality and continuous improvement 6 3.2 Proprietary information 6 Section 4 Conducting our business 7 4.1 Anti-bribery and corruption 7 4.2 Conflicts of interest 7 4.3 Export controls and import obligations 7 4.4 Competitive behaviour and antitrust 7 Section 5 Our place in the world 8 5.1 Health, safety and environment 8 5.2 Community involvement 9 5.3 Lobbying and political support 9 Section 6 Supplier commitment 10 6.1 Communication 10 6.2 Code adherence 10 6.3 Supplier ethical concerns 10

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1 Introduction We set high standards for the way we do business. This helps our customers know that we can be ‘trusted to deliver excellence’. This Global Supplier Code of Conduct (the Code) sets out minimum standards of behaviour and practices we require from our suppliers. We expect our suppliers to adhere to this Code, in addition to the provisions of any commercial terms agreed between Rolls-Royce plc and the supplier. In the event that local law, regulation or rules impose stricter requirements than this Code, suppliers must comply with those requirements. 1.1 Purpose The Code specifies the minimum standards of behaviour Rolls-Royce requires of our suppliers. The requirements identified in the Code are based on the principles of the Rolls-Royce Global Code of Conduct and are mandated through the Rolls-Royce General Conditions of Purchase. The purpose of the Code is to formally communicate the Rolls-Royce requirements and expectations to the global supply chain; it is freely available to view and can be downloaded from the Rolls-Royce Global Supplier Portal: https://suppliers.rolls-royce.com Suppliers are required to adhere and comply with the principles set out in this document. For more information see section 6 – Supplier commitment. 1.2 Content, scope and applicability The Code is applicable to all suppliers and partners who supply product or services related to Rolls-Royce contracts or purchase orders. Suppliers are expected to cascade these principles to their own suppliers in order to ensure alignment across the supply chain. This may involve the establishment of supply chain management processes that integrate the requirements of this Code. 1.3 Asking questions and raising concerns If any employee of a supplier has an actual or potential ethical concern they are encouraged to make Rolls-Royce aware. For more information see section 6.3 – Supplier ethical concerns. 2 Working together At Rolls-Royce, our culture fosters innovation, collaboration and continuous improvement. We support our people in their development and create the right climate for success to make sure everyone can do their best and fulfil their potential. All suppliers must comply with applicable international and national laws and standards in relation to labour practises and human rights. 2.1 Child and forced labour Our principles: What this means for our suppliers: We do not accept child labour or any practice that inhibits the development of children. Suppliers must never use or support practices that inhibit the development of children.  Suppliers must not employ anyone under the age of 15 years or, where it is higher, the mandatory national school leaving age. We believe that all employment should be freely chosen. Suppliers must refrain from using any form of involuntary labour including forced, prison or debt-bonded labour. 2.2 Fair pay and benefits Our principles: What this means for our suppliers: We recognise the need to reward fairly for skill, contribution and performance. Suppliers must ensure that all wages meet local minimum wage requirements. Any overtime shall be voluntary and workers must receive adequate compensation for any overtime worked. Standard working hours must not exceed legal limits and over time must not exceed the maximum allowed by law. 2.3 Diversity and inclusion Our principles: What this means for our suppliers: We treat each other openly, honestly and courteously. Suppliers are expected to promote equal opportunities for all and value diversity. We do not tolerate bullying, harassment or unlawful discrimination of any kind. Harassment or discrimination towards employees, including all forms of physical, verbal or psychological abuse must not be tolerated. 2.4 Collective bargaining Our principles: What this means for our suppliers: The decision on whether to join a trade union or not is an individual choice. Suppliers are expected to respect this choice and the relevant processes and laws on collective representation and consultation where applicable.

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3 Running our company Rolls-Royce engages in dialogue and partnerships to align our business needs with the requirements of our major stakeholders, including customers, governments and industry bodies. Suppliers are expected to behave ethically and appropriately in all dialogue, and to respect the proprietary information of Rolls-Royce and other parties. 3.1 Quality and continuous improvement Our principles: What this means for our suppliers: We make sure that quality is central to all we do. We are committed to continuous improvement by working together and complying with agreed processes across businesses, functions and geographies Suppliers must demonstrate a commitment to quality and, where applicable, comply with the requirements of our SABRe Supplier Management System Requirements (available on the Global Supplier Portal), as modified upon the structure of ISO 9001. Suppliers are encouraged to seek opportunities for continuous improvement throughout their operations. We encourage suppliers to work openly and collaboratively with us to ensure we are continually improving our operations. 3.2 Proprietary information Our principles: What this means for our suppliers: Rolls-Royce is committed to treating all other parties’ confidential, proprietary or trade secret information with integrity. We respect the confidentiality of commercially sensitive information provided to us and we only use it appropriately for legitimate business purposes. Suppliers must safeguard Rolls-Royce proprietary information. Suppliers must neither receive nor supply information unless either already legitimately in the public domain or given with permission. Appropriate non-disclosure or confidentiality agreements should be used to protect proprietary information. 4 Conducting our business High standards of ethical behaviour and compliance with laws and regulations are essential to protecting the reputation and long-term success of our business. We expect suppliers to behave ethically, to comply with legal and industry requirements and seek to implement best practice in their industries. 4.1 Anti-bribery and corruption Our principles: What this means for our suppliers: Rolls-Royce has a zero tolerance policy for bribery and corruption. Suppliers are expected to behave ethically in all business dealings. Suppliers must not offer, give or accept anything of value that may be viewed as, or has the effect of, improperly influencing business decisions. Suppliers must not offer or give gifts or hospitality to any employee that is intended as, or may be viewed as, an attempt to improperly influence business decisions. Suppliers must not make facilitation payments or permit them to be made on behalf of the supplier or Rolls-Royce. Suppliers must comply with all applicable anti-bribery and corruption laws and regulations of the countries in which they operate 4.2 Conflicts of interest Our principles: What this means for our suppliers: We seek to avoid conflicts of interest in our business dealings, but where they do occur we manage them. All suppliers must make Rolls-Royce aware of any potential conflicts of interest as soon as they are known. 4.3 Export controls and import obligations Our principles: What this means for our suppliers: We are committed to compliance with import and export laws, regulations and procedures that apply to our operations globally Suppliers must comply with all relevant export control legislations when exporting goods or technology, and shall plan for and obtain all necessary authorisations and permits to ensure timely and compliant delivery of their products. Where an authorisation or permit so requires, suppliers shall also have in place all the necessary processes to manage access to export controlled goods or technology only by staff or other entities authorised to have such access. Where applicable, this requirement shall be flowed down to any sub-tier suppliers. 4.4 Competitive behaviour and antitrust Our principles: What this means for our suppliers: We conduct our business in compliance with competition (antitrust) laws Suppliers must comply with competition (antitrust) laws in the countries where they operate or sell product or services. Suppliers must not co-ordinate market conduct with competitors or their own suppliers in a way that improperly restricts competition.

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5 Our place in the world As a global company we seek to be a good corporate citizen in our dealings with customers, suppliers, employees and communities where we operate. All suppliers must make proper provision for the health, safety and welfare of their employees, contractors, visitors and those in the community who may be affected by their operations. We expect suppliers to comply with legal and industry requirements and seek to implement best practice in their industries. 5.1 Health, safety and environment (HS&E) Our principles: What this means for our suppliers: We have a strong approach to HS&E management, where our vision is to be known for the excellence of our HS&E performance in all our business activities and our products. Our HS&E goals are to: • Create a safe and healthy work environment with no injuries, no work related ill-health, and no environmental incidents, and • Prevent or minimise the negative impacts of our products and services We expect our suppliers to take personal and collective responsibility to help fulfil our HS&E goals. Suppliers must make proper provision for the health, safety and the welfare of their employees, contractors, visitors and those in the community who may be affected by their activities. The supplier shall care for the environment through a commitment to good environmental practices. We have a robust HS&E management system in place across our global operations Suppliers are expected to develop, implement and maintain a management system for managing health, safety and environmental risks. This system may be integrated into the supplier’s business management system and associated processes, or act as a standalone HS&E management system. As a minimum this management system shall include processes for: • Identifying, assessing and managing HS&E risks and opportunities • Planning improvements and establishing objectives and targets where applicable • Identifying and delivering learning relevant to identified risks • Monitoring performance • Assurance of the effective management of HS&E risks Suppliers are encouraged to have management systems in place that are equivalent to the requirements of OHSAS 18001  and ISO 14001. We do not mandate certification to these standards. Suppliers who carry out activities on our premises, in our facilities or under our direct control shall follow the requirements set out in the Rolls-Royce HS&E management system. We participate annually in the Carbon Disclosure Project (www.cdp.net) to measure, analyse and benchmark our environmental performance. Suppliers are encouraged to register as members of the Carbon Disclosure Project and participate in annual submissions 5.2 Community involvement Our principles: What this means for our suppliers: We are committed to building positive relationships with the communities in which we live and work Suppliers are encouraged to seek similar opportunities in their local communities. Suppliers are expected to listen carefully to requests or concerns from the community and address them appropriately. 5.3 Lobbying and political support Our principles: What this means for our suppliers: We are committed to undertaking any lobbying activities in compliance with all applicable laws, and to behaving ethically in all our interactions with governments, agencies and their representatives.. Suppliers must undertake any and all lobbying activities in compliance with all applicable laws. Suppliers are expected to behave ethically in all interactions with governments, their agencies and representatives. We expect suppliers to refrain from making any corporate contributions or donations to political parties, or any think-tanks, academic institutions or charities closely linked to political parties, intended as, or that may be viewed as, attempts to influence decision making.

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6 Supplier commitment 6.1 Communication Suppliers must make the Rolls-Royce Global Supplier Code of Conduct available to employees in the business language of the company. Suppliers are encouraged to make their employees aware of the Rolls-Royce Ethics Line, as detailed in 6.3 below. 6.2 Code adherence Suppliers must conform to all aspects of the Rolls-Royce Global Supplier Code of Conduct, as mandated through the Rolls-Royce General Conditions of Purchase. Rolls-Royce reserves the right to audit against compliance to this Supplier Code of Conduct. Suppliers are expected to ensure that documentation is kept that demonstrates compliance with this Code; Rolls-Royce may request access to that documentation at any time. Rolls-Royce may also request access to supplier sites for audit purposes. Rolls-Royce reserves the right to terminate contracts in the event of material breach of the principles set out in the Code. Suppliers are encouraged to disseminate these expectations throughout their own supply chain and incorporate the principles set out in this document as part of routine sustainable business practices. 6.3 Supplier ethical concerns If any supplier has an actual or potential ethical concern related to the subject matter of the Code or any engagement or relationship with Rolls-Royce they are encouraged to make Rolls-Royce aware. This can be done through the Rolls-Royce Ethics Line, anonymously if required. Concerns may be raised either online or via telephone. The following website contains a full list of worldwide telephone numbers for reporting concerns, or alternatively you can use the online system also provided at:  EthicsPoint – Rolls-Royce www.rolls-royce.com/ethicsline  We encourage suppliers to provide a similar anonymous service for raising ethical concerns. © Rolls-Royce plc 2015 The information in this document is the property of Rolls-Royce plc and may not be copied, or communicated to a third party, or used, for any purpose other than that for which it is supplied without the express written consent of Rolls-Royce plc. While this information is given in good faith based upon the latest information available to Rolls-Royce plc, no warranty or representation is given concerning such information, which must not be taken as establishing any contractual or other commitment binding upon Rolls-Royce plc or any of its subsidiary or associated companies. CTA334   March 2015 Rolls-Royce plc 62 Buckingham Gate London SW1E 6AT United Kingdom rolls-royce.com

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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